       As filed with the Securities and Exchange Commission on February 11, 2003
                                      An Exhibit List can be found on page II-4.
                                                   Registration No. 333-________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
                          -----------------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          -----------------------------

                              IDIAL NETWORKS, INC.
                 (Name of small business issuer in its charter)

     Nevada                            4813                        75-2863583
(State or other            (Primary Standard Industrial        (I.R.S. Employer
Jurisdiction of             Classification Code Number)       Identification No.)
Incorporation or
Organization)

                              10800 E. Bethany Drive
                              Aurora, Colorado 80014
                                   281-465-3100
 (Address and telephone number of principal executive offices and principal place of business)

                      Mark T. Wood, Chief Executive Officer
                              IDIAL NETWORKS, INC.
                             10800 E. Bethany Drive
                             Aurora, Colorado 80014
                                  281-465-3100
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             Gregory Sichenzia, Esq.
                              Stephen Fleming, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Flr.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If any securities  being  registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other
than   securities   offered  only  in  connection   with  dividend  or  interest
reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the  Securities  Act,  check the following box and list the
Securities  Act  registration   statement   number  of  the  earlier   effective
registration statement for the same offering. ________

If this Form is a  post-effective  amendment filed pursuant to Rule 462(c) under the  Securities  Act,  check  the  following  box and  list the  Securities  Act registration  statement number of the earlier effective  registration  statement for the same offering. _________

If this Form is a  post-effective  amendment filed pursuant to Rule 462(d) under the  Securities  Act,  check  the  following  box and  list the  Securities  Act registration  statement number of the earlier effective  registration  statement for the same offering. _________

If delivery  of the  prospectus  is  expected  to be made  pursuant to Rule 434, please check the following box. _________

                         CALCULATION OF REGISTRATION FEE

   Title of each     Amount to be   Proposed    Proposed      Amount of
     class of         registered    maximum     maximum     registration
 securities to be         (1)       offering    aggregate        fee
    registered                      price per   offering
                                    share (2)     price

    Common Stock,   104,500,000(3)    $.03     $3,135,000        $288.42
    $.005 par value

(1)  Includes shares of our common stock, par value $0.005 per share,  which may be  offered  pursuant  to this  registration  statement,  which  shares are issuable upon conversion of secured convertible debentures and the exercise of warrants held by the selling stockholders. In addition to the shares set forth in the table,  the amount to be registered  includes an indeterminate number of shares issuable upon conversion of the debentures and exercise of the  warrants,  as such number may be adjusted as a result of stock splits, stock  dividends and similar  transactions in accordance with Rule 416. The number of shares of common  stock  registered  hereunder  represents a good faith  estimate by us of the number of shares of common stock issuable upon conversion  of the  debentures  and  upon  exercise  of the  warrants.  For purposes of estimating  the number of shares of common stock to be included in this registration  statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable  upon conversion of the  debentures  and upon exercise of the warrants to account for market fluctuations, and antidilution and price protection adjustments, respectively. Should the conversion ratio result in our having insufficient shares,  we will not rely upon Rule 416,  but will file a new  registration statement to cover the resale of such additional  shares should that become necessary.

(2)  Estimated  solely for  purposes  of  calculating  the  registration  fee in accordance  with Rule 457(c) under the  Securities  Act of 1933,  using the average  of the high  and low  price as  reported  on the  Over-The-Counter
     Bulletin Board on February 7, 2003.

(3)  Includes  a good  faith  estimate  of  the  shares  underlying  convertible debentures and shares underlying warrants  exercisable at $.05 per share to account for market  fluctuations,  and  antidilution  and price  protection adjustments, respectively.

     The registrant  hereby amends this  registration  statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further  amendment  which  specifically  states  that  this  registration statement shall  thereafter  become effective in accordance with Section 8(a) of the  Securities  Act of 1933 or until the  registration  statement  shall become effective on such date as the commission,  acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED FEBRUARY 11, 2003

                              IDIAL NETWORKS, INC.
                              104,500,000 SHARES OF
                                  COMMON STOCK

     This prospectus relates to the resale by the selling  stockholders of up to
104,500,000  shares of our common stock,  based on current  market  prices.  The selling  stockholders  may sell common stock from time to time in the  principal market  on which  the  stock is  traded  at the  prevailing  market  price or in negotiated transactions.  The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

     Our  common  stock is  registered  under  Section  12(g) of the  Securities
Exchange Act of 1934 and is listed on the Over-The-Counter  Bulletin Board under the symbol  "IDNW".  The last reported sales price per share of our common stock as  reported by the  Over-The-Counter  Bulletin  Board on February 7, 2003,  was
$.03.

     Investing  in  these  securities  involves  significant  risks.  See  "Risk
Factors" beginning on page 4.

     Neither the  Securities and Exchange  Commission  nor any state  securities commission has approved or disapproved of these securities or determined if this
Prospectus  is truthful or  complete.  Any  representation  to the contrary is a criminal offense.

                  The date of this prospectus is _______, 2003.

     The information in this Prospectus is not complete and may be changed. This
Prospectus  is included in the  Registration  Statement  that was filed by iDial
Networks,  Inc.,  with the  Securities  and  Exchange  Commission.  The  selling stockholders  may not sell these  securities  until the  registration  statement becomes effective.  This Prospectus is not an offer to sell these securities and is not  soliciting an offer to buy these  securities in any state where the sale is not permitted.

                               PROSPECTUS SUMMARY

     The following summary  highlights  selected  information  contained in this prospectus.  This  summary  does not  contain  all the  information  you  should consider  before  investing  in the  securities.  Before  making  an  investment decision,  you should read the entire prospectus carefully,  including the "risk factors"  section,  the  financial  statements  and the  notes to the  financial statements.

                              IDIAL NETWORKS, INC.

     We are an  Application  Service  Provider  (ASP) of Internet  Protocol  and
Wireless  Application  Protocol  (WAP)  technologies.  Through  our  ASP and WAP technologies  we sell  virtual  prepaid  calling  cards  over the  Internet  and physical  prepaid  cards through  traditional  retail  outlets.  We consider our
Internet Phone Cards  "virtual"  because we do not issue a physical  card.  Once sold,  the  calling  card  can be used  immediately  to make  international  and
domestic   long   distance   calls.   We  have   integrated   the  economics  of
Voice-Over-Internet-Protocol  technology,  the  conversion  of voice  data  into digital  data for  transmission  over the  Internet,  with  the  convenience  of conventional telephone services to enable Internet initiated telephone services.
With this  technology,  we are able to offer consumers and businesses  telephone services at costs  approaching  the  wholesale  rates of  carriers.  Unlike some competitors  who  offer  personal  computer  to phone  services,  our web  based services are provisioned via the Internet but all calls are currently made phone to  phone.  The  majority  of PC owners do not have  microphones  and  telephony services. We deliver high quality, traditional and  Voice-Over-Internet-Protocol telephony  services to  consumers  and  businesses.  We are  currently  offering traditional prepaid phone cards and Voice-Over-Internet-Protocol  services based on our  technology  under the following  brand names for which various trade and service marks are registered:

o    NETPHONECARD  (www.netphonecard.com)  - Web initiated worldwide phone calls with US dial tone and low tariffs.

o    DIBZ  (www.dibz.com.)  - produces  and  distributes  "Dibz cards" which are prepaid interactive trading and phone cards that are collectable, tradable, and can be used  immediately.  The cards can also be used to make  discount phone calls.

Our  administrative  offices  are  located at 10800 E.  Bethany  Drive,  Aurora,
Colorado  80014.  Our telephone  number is (281) 465-3100 and our website can be found at www.iDialnetworks.com.

The Offering

Common stock offered by selling stockholders.....

                                                   Up to 104,500,000 shares,
                                                   based on current market
                                                   prices and assuming full
                                                   conversion of the convertible
                                                   debentures and the full
                                                   exercise of the warrants
                                                   (includes a good faith
                                                   estimate of the shares
                                                   underlying convertible
                                                   debentures and shares
                                                   underlying warrants to
                                                   account for market
                                                   fluctuations, and
                                                   antidilution and price
                                                   protection adjustments,
                                                   respectively). This number
                                                   represents 49.5% of our
                                                   current outstanding stock.

Common stock to be outstanding after the
 offering........................................  Up to 210,942,055 shares

Use of proceeds..................................  We will not receive any proceeds from the sale
                                                   of the common stock.

Over-The-Counter Bulletin Board Symbol...........  IDNW

     The above  information  regarding common stock to be outstanding  after the offering  is based on  106,442,055  shares of  common  stock  outstanding  as of
February 7, 2003 and assumes the subsequent conversion of all of the convertible debentures and exercise of all of the warrants by our selling stockholders.

     The  debentures  bear  interest  at 12%,  mature  one year from the date of
issuance,   and  are   convertible   into  our  common  stock,  at  the  selling
stockholders'  option,  at the lower of (i) $0.05 or (ii) 50% of the  average of the three lowest  intraday  trading prices for the common stock on its principal market for the 20 trading days before but not  including  the  conversion  date.
Accordingly,  there is in fact no limit on the  number of shares  into which the debentures may be converted.

     The  selling  stockholders  have  contractually  agreed to  restrict  their ability to convert or exercise  their  warrants and receive shares of our common stock  such that the  number of  shares of common  stock  held by them and their affiliates  after such  conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. See the "Selling Stockholder" and
"Risk Factor" sections for a complete description of the convertible debentures.

                                  RISK FACTORS

     This  investment  has a high  degree of risk.  Before you invest you should carefully  consider the risks and  uncertainties  described  below and the other information in this  prospectus.  If any of the following  risks actually occur, our business,  operating results and financial condition could be harmed and the value of our stock  could go down.  This  means you could  lose all or a part of your investment.

Risks Relating to Our Business:

We Have a History of Losses, which May Continue, Requiring Us To Seek Additional
Sources of Capital, Which May Not Be Available, Requiring Us To Curtail or Cease
Operations.

     We incurred net losses from operations of $9,329,444 and $9,115,497 for the fiscal years ended December 31, 2001 and 2000, respectively. For the nine months ended September 30, 2002, we incurred a net loss of $1,275,801. We cannot assure you that we can achieve or sustain  profitability on a quarterly or annual basis in the future. If revenues grow more slowly than we anticipate,  or if operating expenses  exceed our  expectations  or cannot be adjusted  accordingly,  we will continue  to incur  losses.  In  addition,  we may require  additional  funds to sustain and expand our sales and marketing activities, research and development,
and  our  strategic   alliances,   particularly  if  additional,   well-financed
competitors  emerge  or  if  there  is  a  rapid   technological  shift  in  the
telecommunications  industry.  There can be no assurance  that financing will be available in amounts or on terms  acceptable  to us, if at all. The inability to obtain  sufficient funds from operations or external sources would require us to curtail or cease operations.

The Telecommunications And Internet Telephony Markets Are Highly Competitive And
Our Failure To Compete Effectively Could Result in Additional Losses.

     With  respect  to  prepaid  calling  cards,  we  compete  with the  largest telecommunications  providers in the United States, as well as smaller, emerging carriers.  We may also  compete  with large  operators  in other  countries.  An increasing number of large,  well-capitalized  companies are entering the market for Internet telephony products and services. These competitors include a number of  companies  that  have  introduced  services  that  make  Internet  telephony
solutions  available  to  businesses  and  consumers,   and  that  permit  voice
communications  over the Internet.  Many of our  competitors  are  substantially larger  and  have  greater  financial,  technical,  engineering,  personnel  and marketing resources,  longer operating  histories,  greater name recognition and larger customer bases than we do.  Competition  from existing or new competitors could reduce our revenues from the sale of our virtual prepaid calling cards and other  services.  A general  decrease  in  telecommunication  rates  charged  by international  long distance  carriers could also have a negative  effect on our operations. Our ability to compete also depends on our ability to anticipate and
adapt   to   rapid   technological   and   other   changes   occurring   in  the
telecommunications  industry. We may not be able to compete successfully against current or future  competitors,  and competitive  pressures could  significantly harm us, resulting in more significant financial losses.

If The Internet  Telephony  And Prepaid  Calling Card Markets Do Not Gain Market
Acceptance  By  Potential  Customers  Our  Operating  Results  Will Be Adversely
Affected.

     We cannot be certain  that  Internet  telephone  service  will gain  market acceptance or prove to be a viable alternative to traditional telephone service.
If the Internet  telephony  market fails to develop or develops more slowly than we expect, then our operating results will adversely affected.

We Have  Experienced  Delays  In  Upgrading  Our  Platforms  In The Past And May
Experience Delays In The Future.

     In the past, we have  experienced  delays when we have tried to upgrade our platform.  If there are  significant  delays when  upgrading our platform in the future  with  respect  to  developing  new  products,  we may elect to abandon a potential  product or service in favor of one that can be timely  developed on a cost  effective  basis.  There  can be no  assurances  that we can  successfully develop the software to enable us to offer new  products or  services.  This may lead to losses  incurred  from  abandoning  a product  or  service  that we have previously expended money to develop.

If We Are Not  Able to  Identify,  Develop,  Assemble,  Market  or  Support  Our
Products Successfully or Respond Effectively to Technological Changes or Product
Announcements by Competitors, We May Not Remain Competitive.

     Rapidly changing technology and new product introductions  characterize the markets for our products.  Accordingly,  we believe that our future success will depend on our ability to enhance our existing products and to develop or procure and introduce in a timely fashion new products that achieve  market  acceptance.
We  cannot  assure  you  that we will be  able to  identify,  develop,  procure, assemble, market or support our products successfully or that we will be able to respond  effectively  to  technological  changes  or  product  announcements  by competitors.

We Rely On Third Party  Contracts For Our  Operations  and  Termination of These
Contracts May Have a Materially Adverse Impact on Our Operations.

     Our  success  depends,  in part,  on our  ability to continue to lease long distance  telephone  capacity from third parties at economic  rates to serve the foreign  countries  we  target.  It also  depends,  in part,  on our  ability to maintain our contractual  relationships with local terminating  parties in those countries where we have Internet gateways. If we lose our leases or contracts or if these  parties  are unable to  provide  these  services,  we believe we could replace them.  However,  it would cause a disruption of our business  until they are replaced.  Also, any replacement  leases or contracts may not be at rates or on terms as favorable to us.

     We depend on Internet  service  providers to provide  Internet access to us and our customers.  Our local terminating parties in foreign countries also rely on  local  Internet  service  providers  for  access  to the  Internet  in their countries.  If we lose our connection with our Internet  service  providers,  we could not sell our virtual calling cards through our website,  and web initiated
calls  could  not  be  made  by  our   customers,   until  the   connection  was
reestablished.  If a local  terminating  party in a  foreign  country  loses its
Internet  connection,  we  could  not  route  calls  over the  Internet  to that destination until the connection was  reestablished.  These failures could cause us to lose customers and our ability to sell virtual calling cards and telephone services would be adversely affected.

     In addition, we rely on suppliers for our Internet storefront. There can be no assurance that any relationship  between our company and any such third party will continue to be  beneficial  to us. There can also be no assurance  that the third parties will continue to produce  products in the future that retain their current  level of market  acceptance,  that the  products  will  continue  to be available in adequate  quantities at the times required by us or that such third party  products  will not  contain  defects or errors.  We may  experience  lost revenues due to the third party's delay in correcting defects in their products, delay in  getting  an  adequate  supply  of their  products  to us,  or from any resulting loss of market share.

Our Failure To Comply With Government Regulations Relating To The Internet Could
Harm Our Operations.

     Uncertainties  regarding the  applicability  of foreign,  federal and state laws and  regulations  to the Internet may result in our violation of these laws and regulations. Our failure to comply with the laws and governmental regulatory requirements  may result in, among other  things,  indemnification  liability to business customers and others doing business with us, administrative enforcement actions and fines,  and civil and criminal  liability.  The occurrence of one or more of these events could  materially harm our business,  results of operations and financial condition.

     The parties conducting  business with us may be subject to similar foreign, federal and state regulation.  These parties act as independent  contractors and not as our  agents  in their  solicitations  and  transactions  with  consumers.
Consequently,  we cannot ensure that these entities will comply with  applicable laws and regulations at all times. Failure on the part of a business customer to comply with these laws or  regulations  could  result in,  among  other  things, claims of  vicarious  liability  or a  negative  impact on our  reputation.  The occurrence  of one or more of these events could  materially  harm our business, results of operations, and financial condition.

We May Face Risks If New Laws Or Government  Regulations  Regarding The Internet
Are Enacted.

     The laws relating to our business and operations are evolving and few clear legal  precedents  have been  established.  Most of the laws governing  Internet transactions have not been substantially revised or updated to fully accommodate electronic  commerce.  Moreover,  it may take years to  determine  the extent to which existing laws relating to issues such as intellectual  property  ownership and infringement  and personal  privacy are applicable to the Internet.  Many of these  laws  were  adopted  prior to the  advent  of the  Internet  and  related technologies  and, as a result,  do not contemplate or address the unique issues of  the  Internet  and  related  technologies.  Until  these  laws,  rules,  and regulations are revised to clarify their applicability to transactions conducted through electronic commerce,  particularly content,  marketing,  advertising and taxation related to Internet operations,  any company providing services through the  Internet  or other  means  of  electronic  commerce  will  face  compliance uncertainty.  Further,  the adoption of new laws or the  application of existing laws may decrease the growth in the use of the  Internet.  These  results  could decrease  the demand for our  services or increase  our cost of doing  business, each of which would cause our revenues to decline and harm our business.

The Failure To Manage Our Growth In  Operations  And Hire  Additional  Qualified
Employees Could Result In Additional Losses And Lower Revenue.

     The expected  growth of our  operations  place a significant  strain on our current  management  resources.  To manage this expected growth, we will need to improve our:

o     transaction processing methods;
o     operations and financial systems;
o     procedures and controls; and
o     training and management of our employees.

     Competition  for personnel is intense,  and we cannot  assure  stockholders that we will be able to successfully  attract,  integrate or retain sufficiently qualified  personnel.  Our failure to attract and retain the necessary personnel or to  effectively  manage our  employee and  operations  growth could result in additional losses and lower revenue.

We Have  Tangible Net Worth  Deficit And A  Going-Concern  Qualification  In Our
Certifying  Accountant's Financial Statement Report, Either Or Both Of Which May
Make Capital  Raising More  Difficult  And May Require Us To Scale Back Or Cease
Operations.

     We have a tangible net worth  deficit as of our latest  balance sheet date.
This  deficit  indicates  that we will be unable to meet our future  obligations unless  additional  funding sources are obtained.  To date, we have been able to obtain funding and meet our obligations in a timely manner.  However,  if in the future we are  unsuccessful in attracting new sources of funding then we will be unable to continue in business. In addition, the report of our auditors includes a  going  concern  qualification  which  indicates  an  absence  of  obvious  or reasonably  assured  sources of future  funding  that will be  required by us to maintain ongoing operations. To date, we have successfully funded our operations by attracting  additional equity investments and small issues of debt.  However, there  is no  guarantee  that our  efforts  will be able to  attract  additional necessary  equity  and/or  debt  investors.  If we are  unable  to  obtain  this additional funding, we may not be able to continue operations.

Risks Relating to Our Current Financing Arrangement:

There Are a Large Number of Shares  Underlying  Our  Convertible  Debentures and
Warrants  That May be Available for Future Sale and the Sale of These Shares May
Depress the Market Price of Our Common Stock.

     As of February 7, 2003,  we had  106,442,055  shares of common stock issued and outstanding and convertible debentures outstanding, or a commitment to issue such convertible debentures,  that may be converted into an estimated 50,000,000 shares of common  stock at current  market  prices.  In  addition,  we also have outstanding  options and  warrants,  or a  commitment  to issue such options and warrants,  to purchase 2,250,000 shares of common stock. The number of shares of common stock issuable upon conversion of the outstanding convertible debentures, or the convertible  debentures  that we are committed to issue,  may increase if the market price of our stock declines. All of the shares,  including all of the shares  issuable  upon  conversion  of the  debentures  and upon exercise of our warrants,  may be sold  without  restriction.  The  sale  of  these  shares  may adversely affect the market price of our common stock.

The  Continuously   Adjustable  Conversion  Price  Feature  of  Our  Convertible
Debentures  Could Require Us to Issue a Substantially  Greater Number of Shares,
Which Will Cause Dilution to Our Existing Stockholders.

     As of February 7, 2003,  $250,000  principal amount of secured  convertible debentures  were  issued  and  outstanding  and we are  committed  to  issue  an additional $500,000 of principal amount of secured convertible  debentures.  The debentures  are  convertible  into such  number of shares of common  stock as is determined  by  dividing  the  principal  amount  thereof  by the  then  current conversion  price.  If converted on February 7, 2003, the debentures  would have been convertible into approximately  50,000,000 shares of common stock, but this number of  shares  could  prove to be  significantly  greater  in the event of a decrease in the trading  price of the common  stock.  Purchasers of common stock could  therefore  experience  substantial  dilution  of  their  investment  upon conversion of the debentures.  The debentures are not registered and may be sold only if registered  under the  Securities  Act of 1933,  as amended,  or sold in accordance with an applicable exemption from registration, such as Rule 144. The shares of common  stock into which the  debentures  may be  converted  are being registered pursuant to this registration statement.

     Our  obligation  to  issue  shares  upon   conversion  of  our  convertible
debentures is essentially  limitless.  The following is an example of the amount of  shares  of our  common  stock  that are  issuable,  upon  conversion  of our convertible debentures (excluding accrued interest), based on market prices 25%,
50% and 75% below the market price, as of February 7, 2003 of $0.03.

                                                    Number               % of
% Below          Price Per      With Discount     of Shares          Outstanding
 Market            Share           at 50%         Issuable              Stock
---------       -----------    --------------    ------------   ----------------
25%               $.0225         $.01125         66,666,667            38.51%
50%               $.0150          $.0075        100,000,000            48.44%
75%               $.0075         $.00375        200,000,000            65.27%

     As  illustrated,  the  number  of  shares of  common  stock  issuable  upon conversion of our  convertible  debentures  will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

     As of February 7, 2003,  warrants  to purchase  2,250,000  shares of common stock issued to the  purchasers of the  debentures  were  outstanding or we were committed to issuing such warrants. These warrants are exercisable over the next five years at a price equal to $.05 per share,  which price may be adjusted from time to time under certain antidilution  provisions.  The shares of common stock issuable upon exercise of these warrants are being  registered  pursuant to this registration statement.

     As of February 7, 2003,  166,666  shares of common stock were  reserved for issuance upon exercise of our outstanding  warrants and options other than those issued in connection with the debentures,  and an additional  104,500,000 shares of common stock were reserved for issuance upon conversion of the debentures and exercise  of the  warrants  issued  in  connection  with the  debentures.  As of
February 7, 2003, there were 106,442,055 shares of common stock outstanding.  Of these  outstanding  shares,  66,442,065  shares  were freely  tradeable  without restriction  under  the  Securities  Act of 1933,  as  amended,  unless  held by affiliates.

The  Continuously   Adjustable  Conversion  Price  feature  of  our  Convertible
Debentures  May  Encourage  Investors  to Make Short Sales in Our Common  Stock,
Which Could Have a Depressive Effect on the Price of Our Common Stock.

     The convertible  debentures are convertible into shares of our common stock at a 50%  discount  to the  trading  price  of the  common  stock  prior  to the conversion.  The significant  downward pressure on the price of the common stock as the selling  stockholder  converts and sells material amounts of common stock could  encourage  short sales by investors.  This could place  further  downward pressure on the price of the common stock.  The selling  stockholder  could sell common  stock  into the market in  anticipation  of  covering  the short sale by converting their securities,  which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of debentures,  warrants and options,  but also the mere  perception that these sales  could  occur,  may  adversely  affect the market  price of the common stock.

The  Issuance  of Shares  Upon  Conversion  of the  Convertible  Debentures  and
Exercise of Outstanding Warrants May Cause Immediate and Substantial Dilution to
Our Existing Stockholders.

     The issuance of shares upon  conversion of the  convertible  debentures and exercise of warrants  may result in  substantial  dilution to the  interests  of other  stockholders  since the selling  stockholders may ultimately  convert and sell the full amount issuable on conversion.  Although the selling  stockholders may not convert their  convertible  debentures and/or exercise their warrants if such  conversion  or  exercise  would  cause  them to own more than 4.99% of our outstanding  common  stock,  this  restriction  does  not  prevent  the  selling stockholders  from converting  and/or exercising some of their holdings and then converting  the rest of their  holdings.  In this way, the selling  stockholders could sell more than this limit while never holding more than this limit.  There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

If We  Are  Required  for  any  Reason  to  Repay  Our  Outstanding  Convertible
Debentures,  We Would Be Required to Deplete Our Working Capital,  If Available,
Or Raise Additional Funds. Our Failure to Repay the Convertible  Debentures,  If
Required,  Could Result in Legal Action Against Us, Which Could Require the Sale
of Substantial Assets.

     In February 2003, we entered into a Securities  Purchase  Agreement for the sale of an aggregate of $750,000 principal amount of convertible debentures. The convertible debentures are due and payable, with 12% interest, one year from the date of  issuance,  unless  sooner  converted  into shares of our common  stock.
Although we currently  have $250,000  convertible  debentures  outstanding,  the investor is  obligated  to purchase  additional  convertible  debentures  in the aggregate  of $500,000.  In  addition,  any event of default as described in the convertible  debentures  could  require the early  repayment of the  convertible debentures,  including  a  default  interest  rate  of 15%  on  the  outstanding principal  balance  of the  debentures  if the  default  is not  cured  with the specified  grace period.  We anticipate  that the full amount of the convertible debentures, together with accrued interest, will be converted into shares of our common stock, in accordance with the terms of the convertible debentures.  If we are required to repay the  convertible  debentures,  we would be required to use our limited  working  capital and raise  additional  funds. If we were unable to repay the debentures when required,  the debenture  holders could commence legal action against us and foreclose on all of our assets to recover the amounts due.
Any such action would require us to curtail or cease operations.

Risks Relating to Our Common Stock:

If We Fail to Remain Current on Our Reporting Requirements,  We Could be Removed
From the OTC Bulletin Board Which Would Limit the Ability of  Broker-Dealers  to
Sell Our Securities and the Ability of Stockholders to Sell Their  Securities in
the Secondary Market.

     Companies  trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports  under  Section 13, in order to maintain  price quotation  privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements,  we could be removed from the OTC Bulletin Board. As a result,  the market liquidity for our securities  could be severely  adversely affected by limiting the ability of  broker-dealers  to sell our  securities and the ability of stockholders to sell their securities in the secondary market.

Our Directors and Executive  Officers  Beneficially Own Approximately 32% of Our
Stock;  Their  Interests Could Conflict with Yours;  Significant  Sales of Stock
Held by Them Could Have a Negative Effect on Our Stock Price;  Stockholders  May
be Unable to Exercise Control.

     As of February 7, 2003,  our executive  officers,  directors and affiliated persons  beneficially owned  approximately 32% of our common stock. As a result, our executive  officers,  directors and affiliated persons will have significant influence to:

o    elect or defeat the election of our directors;
o    amend or prevent amendment of our articles of incorporation or bylaws;
o    effect or prevent a merger, sale of assets or other corporate  transaction;
     and
o    control the outcome of any other matter  submitted to the  stockholders for vote.

     As a result of their  ownership and positions,  our directors and executive officers collectively are able to significantly  influence all matters requiring stockholder  approval,  including  the  election of  directors  and  approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our directors and  executive  officers,  or the prospect of these sales, could adversely affect the market price of our common stock. Management's stock  ownership may discourage a potential  acquirer from making a tender offer or otherwise  attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders  from realizing a premium over our stock price.

Our  Common  Stock Is  Subject  To The  "Penny  Stock"  Rules Of The SEC And The
Trading Market In Our  Securities Is Limited,  Which Makes  Transactions  In Our
Stock Cumbersome And May Reduce The Value Of An Investment In Our Stock.

     The  Securities  and  Exchange  Commission  has  adopted  Rule 15g-9  which establishes the definition of a "penny stock," for the purposes  relevant to us, as any equity  security  that has a market price of less than $5.00 per share or with an  exercise  price of less  than  $5.00  per  share,  subject  to  certain exceptions.  For any  transaction  involving a penny stock,  unless exempt,  the rules require:

o    that a broker or dealer  approve a person's  account  for  transactions  in penny stocks; and
o    the broker or dealer  receive from the investor a written  agreement to the transaction,  setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's  account for  transactions  in penny stocks,  the broker or dealer must:

o    obtain financial  information and investment  experience  objectives of the person; and
o    make a reasonable  determination  that the transactions in penny stocks are suitable  for that  person  and the  person has  sufficient  knowledge  and experience in financial  matters to be capable of  evaluating  the risks of transactions in penny stocks.

The broker or dealer  must also  deliver,  prior to any  transaction  in a penny stock, a disclosure  schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

o    sets  forth the basis on which the  broker or dealer  made the  suitability determination; and
o    that the broker or dealer  received a signed,  written  agreement  from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

     Disclosure also has to be made about the risks of investing in penny stocks in both public  offerings  and in  secondary  trading and about the  commissions payable to both the  broker-dealer  and the registered  representative,  current quotations  for the  securities  and the rights  and  remedies  available  to an investor  in  cases  of fraud in  penny  stock  transactions.  Finally,  monthly statements  have to be sent  disclosing  recent price  information for the penny stock held in the account and information on the limited market in penny stocks.

                                 USE OF PROCEEDS

     This  prospectus  relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders.  We will not receive any proceeds from the sale of shares of common stock in this offering.  However,  we will  receive  the  sale  price  of any  common  stock  we sell  to the  selling stockholder upon exercise of the warrants.  We expect to use the proceeds of any such sales for general working capital purposes.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Our  common  stock is quoted on the OTC  Bulletin  Board  under the  symbol
"IDNW". Our common stock has been quoted on the OTCBB since December 1999.

     For the periods indicated,  the following table sets forth the high and low bid  prices  per share of common  stock.  These  prices  represent  inter-dealer
quotations  without  retail  markup,   markdown,   or  commission  and  may  not
necessarily represent actual transactions.

                                  High($)      Low($)
                                  ------     --------
    2000

First Quarter ..................   3.50        0.76
Second Quarter .................   2.03        0.53
Third Quarter ..................   0.94        0.54
Fourth Quarter .................   0.44        0.05

    2001

First Quarter ..................   0.156       0.016
Second Quarter .................   0.13        0.03
Third Quarter ..................   0.08        0.03
Fourth Quarter .................   0.05        0.03

    2002

First Quarter ..................   0.04        0.02
Second Quarter .................   0.05        0.01
Third Quarter ..................   0.05        0.01
Fourth Quarter .................   0.08        0.02

    2003

First Quarter* .................   0.04        0.02
* As of February 10, 2003

HOLDERS

     As of  February 7, 2002,  we had  approximately  768 record  holders of our common stock.  The number of record holders was  determined  from the records of our transfer agent and does not include  beneficial owners of common stock whose shares  are  held  in the  names  of  various  security  brokers,  dealers,  and registered clearing agencies.  The transfer agent of our common stock is Madison
Stock Transfer, Inc., 1688 East 16th Street, Brooklyn, New York 11229.

     We have never declared or paid any cash  dividends on our common stock.  We do not anticipate  paying any cash dividends to  stockholders in the foreseeable future. In addition,  any future  determination to pay cash dividends will be at the  discretion  of the  Board  of  Directors  and  will be  dependent  upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

     Some  of  the  information  in  this  Form  SB-2  contains  forward-looking statements that involve  substantial risks and  uncertainties.  You can identify these  statements  by  forward-looking  words such as "may,"  "will,"  "expect,"
"anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

o    discuss our future expectations;
o    contain projections of our future results of operations or of our financial condition; and
o    state other "forward-looking" information.

     We believe it is important to communicate our expectations.  However, there may be events in the future that we are not able to  accurately  predict or over which we have no control.  Our actual  results and the timing of certain  events
could  differ  materially  from  those  anticipated  in  these   forward-looking
statements as a result of certain factors, including those set forth under "Risk
Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

Overview

     We were incorporated in May 1997 as a Nevada Limited Liability  Corporation
as WoodComm  LLC. In April 1999  WoodComm LLC was  reorganized  from an LLC to a
Nevada Corporation, WoodComm International, Inc. (WCI).

     In December 1999, Desert Springs  Acquisition  Corporation (Desert Springs)
acquired all of the issued and outstanding  common shares of WCI in exchange for
30,930,000  shares of common stock of Desert  Springs.  For financial  reporting
purposes,   the  business   combination  was  accounted  for  as  an  additional
capitalization of our company (a reverse  acquisition with WCI as the acquirer).
WCI is considered  the surviving  entity.  The historical  financial  statements prior to the merger are those of WCI. Desert Springs only assets and liabilities consisted of a liability for $80,346.  The  liabilities  were not assumed in the merger.

     In January 2000,  Desert Springs moved its state of incorporation to Nevada by merging with and into iDial Networks, Inc. (a Nevada corporation).

     We   developed   an   international   Voice-Over-Internet-Protocol   (VoIP)
telecommunications  service  business.  In August  2000,  we began to expand and change our business  model.  In August 2000, we purchased an Internet portal and marketing company,  Whoofnet.com,  Inc., a Florida  corporation,  pursuant to an
Agreement  and  Plan  of   Reorganization.   Thereafter,   we  instituted  legal
proceedings  in April 2002 against  Whoofnet and Mr. Carl Battie in the District
Court for Dallas  County,  Texas  alleging  that  Whoofnet  and Battie  violated certain terms of the Agreement and Plan of Reorganization. On September 9, 2002,
a Default  Judgment  was entered  against the Whoofnet and Battie as a result of
their   failure  to  appear,   which  held  that  the   Agreement  and  Plan  of
Reorganization  is to be  rescinded  and that all shares of common  stock of our company issued to shareholders of Whoofnet should be canceled and returned.

     In November 2000, we purchased  2sendit.com,  an enhanced  service provider providing enhanced communications services. In the third quarter of 2002, due to the loss of a significant  customer  that we have not been able to replace,  and the resulting  negative  effect on 2sendit cash flow, we decided to  discontinue the operations of 2sendit.

     We own  100%  interest  in both  acquisitions  and  have  consolidated  the financial  position  and results of  operations  in the  accompanying  financial statements.

Generation of Revenue

     We derive our revenues from two different sources, through the direct sales of our  products  over the  Internet  and through our own direct sales force and secondly through the wholesale of our products and services through  independent retail and  wholesale  channels of  distribution.  Revenues from the sale of our phone card  products,  whether  sold  directly by us or through our  independent retail and wholesale  channel,  are deferred and recognized as calling  services are used.  Revenues for all other  products  are  recognized  upon  shipment and invoicing of the product to the customer.

     All Internet  sales of our  products  are made over the Internet  primarily through credit card purchases. We use credit card processing companies to verify credit cards.

     Since inception,  we have incurred  significant  losses and, as of December
31, 2001, had an accumulated deficit of $20,575,552.  We expect operating losses and negative cash flow to continue  through at least the fourth quarter of 2003.
We expect to incur additional costs and expenses related to:

o    marketing and advertising related to product sales and brand development;
o    purchases of equipment for our operations and network infrastructure;
o    the expansion of our telecommunications network into other countries;
o    the continued development of our website transaction processing and network infrastructure;
o    development and improvement of additional products and services;
o    the hiring of additional personnel; and
o    the payment of  commissions  to various  Internet  companies  for marketing products to their customers.

     We have a limited  operating  history on which to base an evaluation of our business and  prospects.  You must also  consider our  prospects in light of the risks,  expense and  difficulties  frequently  encountered by companies in their early stage of development,  particularly  companies in new and rapidly evolving markets such as e-commerce.  Such risks for us include,  but are not limited to, an evolving  and  unpredictable  business  model and  management  of growth.  To address  these  risks,  we must,  among other  things,  maintain  and expand our customer  case,  implement and  successfully  execute our business and marketing strategy, continue to develop and upgrade our technology and systems that we use to  process  customers'  orders  and  payments,  improve  our Web site,  provide superior  customer  service,  respond to competitive  developments  and attract, retain and motivate qualified  personnel.  We cannot assure stockholders that we will be successful in addressing such risks, and our failure to do so could have a material adverse effect on our business,  prospects,  financial  condition and results of operations.

Results of Operations

     The following table sets forth statement of operations data as a percentage of revenues for the periods indicated:

                                                      Year ended
                                                      December 31,
                                               ------------------------
                                               2001                2000
                                               -----               ----

Total revenue ..............................    100.0%            100.0%
Cost of sales ..............................     80.3             101.5

Gross margin ...............................     19.7              (1.5)
Selling, general and
 administrative ............................    (38.4)           (435.6)

Operating loss .............................    (18.7)           (437.1)
Interest expense ...........................    (12.3)             (8.7)

Net loss from continuing
  operations ...............................    (31.0)           (445.8)
Loss from discontinued
  operations ...............................   (131.9)            (61.1)

Net loss ...................................   (162.9)%          (506.9)%

Nine Months Ended September 30, 2002  (unaudited)  Compared to Nine Months Ended
September 30, 2001 (unaudited)

     Sales increased $7,934,221 or 308%, and $4,436,876 or 282% for the nine and three months ended September 30, 2002 compared to the same periods in 2001. This is  primarily  attributable  to the  increase  in resale  services.  The  resale services did not exist in 2001. In the third quarter, a contract with a provider of  telecommunications  services for the Company's  Voice-over-Internet-Protocol network that provided substantial revenue in 2002 was terminated. As of the date of this filling,  the Company has not been able to replace the revenue generated by the  contract.  Management  believes  that  the  loss of the  contract  is an ordinary business risk and that the revenue will be replaced.

     Gross margins changed from  approximately 5.4% and 58.3% for nine and three months ended September 30, 2001 to 18.2% and 18.7% for the nine and three months ended  September 30, 2002. We are  continuously  negotiating  and  renegotiating contracts in our current and new markets. As a result,  existing margins may not necessarily be indicative of future margins.

     General and  administrative  expenses  increased  $1,258,357  or 140%,  and
$388,952 or 84% for the nine and three months ended  September 30, 2002 compared to the same periods in 2001.  This  increase is primarily due to the increase in expenses  related to Dibz, of  approximately  $491,000 and $240,000 for the nine and three months  ended  September  30, 2002,  as compared to the same period in
2001.  The  remaining  increase  is  due  to  the  reclassification  of  2sendit operations  (approximately  $112,000 of general and administrative  expenses for the nine months ended September, 30 2001) to loss from discontinued  operations, an increase in employee  benefits of $167,500,  and travel and related marketing
costs   incurred  in  negotiating   contracts  to  increase   traffic  over  our
Voice-Over-Internet-Protocol  network of $130,000  and stock issued for services of $546,000. We incurred a decrease in depreciation and amortization expenses of
$1,139,510  or 85.8%,  and of  $579,747  or 88.2% for the nine  months and three months  ended  September  30, 2002  compared  to the same  period in 2001.  This decrease is primarily  related to implementation of SFAS 142 "Goodwill and Other
Intangible Assets," under which goodwill is no longer subject to amortization.

     Interest expense  increased $9,838 or 2% and decreased  $10,881 or 4.3% for the nine months and three months ended  September  30, 2002 compared to the same periods  in  2001.  This  change  in the  third  quarter  of  2002 is due to the retirement  of  convertible  notes  payable  that were  originated  in the third quarter of 2001.

     We had a net loss from continuing operations of $21,453 for the nine months ended  September  30,  2002 or a decrease of loss of 99% from the same period in
2001 and net income from continuing  operations of $785,650 for the three months ended  September  30, 2002,  or a decrease of 491% from the same period in 2001.
This overall increase in profitability is due to favorable contracts in 2002 for resale services.

     We implemented  SFAS (Statement) No. 142 during the second quarter of 2002.
As a result of the  implementation  of statement No. 142, the Company recorded a one-time non-cash charge of $1,448,472, which has been reported as an accounting change.

     In the third quarter of 2002, management discontinued the operations of our wholly owned  subsidiary  2sendit due to poor cash flow in 2002 and management's focus on other segments of our business. For the nine months ended September 30,
2002, we recorded a $35,497 loss on the  discontinued  segment.  Management does not expect the loss of this segment to negatively affect our future operations.

     In the third quarter of 2002, we extinguished  our convertible debt as well as debt  related to  "Whoofnet",  which  operated  as our  subsidiary  until the
Agreement  and Plan of  Reorganization  was  terminated  pursuant to the default judgment entered in the District Court for Dallas County,  Texas on September 9,
2002. The convertible debt was extinguished  with a cash payment of $969,211 for full  release  of all  liabilities.  We  recognized  a  one-time  loss  on  this transaction of $400,338. Whoofnet liabilities of $229,620 were also extinguished due to the entering of a default  judgment  against the former owner of Whoofnet in  connection  with a lawsuit  filed  against the former  owner of Whoofnet and
Whoofnet. We recognized a $229,620 non-cash gain from the write-off of this debt and canceled all common shares related to Whoofnet.

Year Ended December 31, 2001  (audited)  Compared to the Year Ended December 31,
2000 (audited)

     Revenue  increased to $5,729,286  for the year ended December 31, 2001 from
$1,796,897 for 2000 as a result of the growth of our network and retail customer base as  well as  including  a full  year of  revenue  from  the  operations  of
2Sendit.com of $1,871,606. This represents a 219% increase over 2000 as a result of this growth.

     Cost of  sales  consists  primarily  of the  costs of  termination  of long distance traffic over our networks and the wholesale cost of products  purchased for resale by us. Cost of sales increased to $4,598,196  (including  $262,014 of depreciation)  for the year ended December 31, 2001 from  $1,825,704  (including
$218,370 of  depreciation)  for 2000.  This  $2,772,492  increase was  primarily attributable to our increased  sales volume in both retail and wholesale.  Gross profit  was 19.7% in 2001  compared  to a gross  profit of (1.5%) in 2000.  This increase  was  primarily  attributable  to an  increase  in  margins on the VoIP calling  services as a result of  increased  volume and vendor  competition.  We expect the dollar  amount of cost of sales to increase in future  periods to the extent that our sales volume increases.

     Selling,  general and  administrative  expenses  consist of advertising and promotional  expenditures,  payroll  and  related  expenses  for  executive  and administrative personnel,  facilities expenses,  professional services expenses, travel and other general corporate expense.  Selling, general and administrative expenses  decreased  to  $1,701,235  for 2001 from  $7,558,248  for 2000.  These expenses  for 2000  included a non-cash  charge of  $6,293,205  for the value of stock  issued at fair market value to officers and  directors  for  compensation
$1,754,884 and to various consultants for services  $4,538,321.  The decrease in stock  based  compensation  was  partially  offset by  increases  in payroll and benefits of approximately $550,000. Selling, general and administrative expenses are expected to decrease as a percentage  of revenue in future  periods  because our existing  company  infrastructure  will allow increases in revenues  without having to  incrementally  add  overhead.  However,  we expect these  expenses to increase in absolute dollars as we continue to pursue  advertising and marketing efforts,  expand our network termination  locations worldwide,  expand our staff and incur  additional  costs  related to the growth of our  business and being a public company.

     Interest expense  increased  approximately  $550,000 or 349% as a result of the interest  accrual and the  amortization  of the discount on the  convertible debt.

     The  loss  on  the  disposal  of  the  discontinued   operations  increased
approximately  $6.5 million as a result of the write-off of the related  assets.
The actual loss from  operations  was $930,480  compared to  $1,099,000  for the years ended 2001 and 2000, respectively.

     We incurred a net loss of $9,329,444  for the year ended  December 31, 2001 as compared to $9,115,496  for 2000.  The net loss for 2001 was affected by loss on the disposal of the  discontinued  operations of Whoofnet of  $7,558,632  and interest  expense of  $703,320,  as described  above.  The net loss for 2000 was affected by non-cash charges of $ 6,293,205 and interest expense of $156,630.

     As of December 31, 2001, we had approximately  $19,299,751 of net operating loss carry forwards for federal income tax purposes,  which expire  beginning in
2011.  We have  provided a full  valuation  allowance on the deferred tax asset,
consisting   primarily  of  net  operating  loss  carry  forwards,   because  of
uncertainty regarding its future reliability.  Limitations on the utilization of these carry forwards may result if we experience a change of control, as defined in the Internal Revenue Code of 1986, as amended,  as a result of changes in the ownership or our common stock.

     As part of an  ongoing  restructuring  program,  we have  merged our Dallas operations with our operation in Denver,  Los Angeles and Houston.  We expect to save  $250,000  in 2001 from this  merger.  The  Dallas  facility  was closed on
February 28, 2001.

     We have a dispute with one of our  telecommunication  carriers.  During the third quarter 2000, we entered into an initial  promissory  note of $436,920 and through  December 31, 2001 had paid $109,230  against the note.  The carrier was notified of a discrepancy in billed rates and that they were overcharging us. In an effort to fix this problem,  payments  continued  through  December 2000, but with no rate remedy in the near future, we discontinued payments in January 2001 and have since  received a Letter of Default for the  remaining  balance due. We are seeking  legal  advice on filing for a legal  remedy  against the carrier to honor contracted  rates. We believe the rates were between 20% and 30% too high.
We have taken a conservative approach and have recorded the full liability as of
December 31, 2001.

     In July 2001, we decided to shift the main sales focus of Whoofnet, Inc. to our SMS and WAP wireless phone services in Europe.  Whoofnet was  ineffective in seeking revenues for our products and subsequently  management  decided to cease all  Whoofnet  operations  in the fourth  quarter  of 2001.  Upon  cessation  of operations,  we determined  that all assets and goodwill of Whoofnet were either impaired or otherwise  unable to function and have written down the entire value of assets and  goodwill of  Whoofnet.  We are  currently  seeking to reclaim the impaired  assets of Whoofnet.  We  instituted  legal  proceedings  in April 2002 against  Whoofnet and Mr. Carl Battie in the District  Court for Dallas  County,
Texas alleging that Whoofnet and Battie violated  certain terms of the Agreement and Plan of Reorganization. On September 9, 2002, a Default Judgment was entered against the  Whoofnet and Battie as a result of their  failure to appear,  which held that the Agreement and Plan of  Reorganization  is to be rescinded and that all shares of common  stock of our company  issued to  shareholders  of Whoofnet should be canceled and returned.

Liquidity and Capital Resources

     During the nine months ended  September 30, 2002,  our net cash provided by operating  activities was $2,195,487.  This surplus was used to fund our capital expenditures  and  operations.  We are currently in the process of reviewing our future capital needs. We are considering the following activities:

o    Bank Loan - we are actively  seeking a facility that provides the necessary capital for continuing operations.

o    Acquisition - we are  considering  pursuing  acquisition  opportunities  to expand our revenue and profits. This will also strengthen our cash flow and operating position.

o    Stock Sale - we may  consider  seeking  investors to purchase our stock and provide equity funding for the growth of our company.

     To obtain funding for our ongoing operations,  we entered into a Securities
Purchase  Agreement with three accredited  investors on February 6, 2003 for the sale  of (i)  $750,000  in  convertible  debentures  and  (ii)  warrants  to buy
2,250,000 shares of our common stock.  This prospectus  relates to the resale of the common stock  underlying  these  convertible  debentures  and warrants.  The investors are obligated to provide us with an aggregate of $750,000 as follows:

o    $250,000 was disbursed on February 6, 2003;

o    $250,000  will be  disbursed  within  five  business  days of  filing  this prospectus with the SEC; and

o    $250,000 will be disbursed  within five  business  days of this  prospectus being declared effective by the SEC.

     Accordingly,  we  have  received  a  total  of  $250,000  pursuant  to  the
Securities Purchase Agreement.

     The  debentures  bear  interest  at 12%,  mature  one year from the date of issuance,  and are convertible into our common stock, at the investors'  option, at the  lower of (i)  $0.05  or (ii)  50% of the  average  of the  three  lowest intraday  trading  prices for the common stock on a principal  market for the 20 trading days before but not including the  conversion  date.  The full principal amount of the  convertible  debentures  are due upon default  under the terms of convertible  debentures.  The warrants are exercisable until five years from the date of issuance at a purchase  price of $0.05 per share.  In addition,  we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

                                    BUSINESS

Overview

     We  develop  applications  that are  delivered  to its  customers  over the
Internet,  providing Internet and wireless services.  We have two material lines of business,  providing  Internet-based  voice  telecommunications  to customers around the world,  and  providing  marketing  services  for various  businesses.
Revenue   attributable   to  the   Internet-based   voice   communications   was
approximately  $3,858,000  and  $1,729,000 for the years ended December 31, 2001
and  2000,   respectively.   Revenue  attributable  to  marketing  services  was
approximately  $1,872,000  an $67,000 for the years ended  December 31, 2001 and
2000, respectively.

Emergence of Internet Telephony.

     Internet  telephony,  the ability to make voice-based  telephone calls over the Internet, has emerged as a low cost alternative to traditional long distance telephone services. Internet telephone calls are less expensive than traditional international  long distance calls primarily because these calls are routed over the  Internet  or through  data  networks.  The use of the  Internet  bypasses a significant  portion of  international  long distance  networks and the relevant tariffs.  Also,  routing  calls over the  Internet is more  cost-effective  than routing calls over  traditional  telephone  lines  because the  packet-switching technology that enables  Internet  telephony is more efficient than  traditional telephone technology.  Packet-switching,  unlike traditional telephone networks, do not require a fixed amount of  bandwidth  to be reserved for each call.  This allows voice and data calls to be pooled,  which means that packet  networks can carry more calls with the same  amount of  bandwidth.  This  greater  efficiency creates  cost savings that can be passed on to the consumer in the form of lower long distance rates.

Prepaid  Calling Card Industry.

     The market for prepaid  calling cards has grown  significantly  since 1993.
This growth is  attributable  to three  trends  according  to industry  sources.
First,  the larger  telecommunications  companies  have come to  understand  the strategic and financial benefits of prepaid calling cards. Second, consumers are becoming more aware of various  advantages of prepaid cards.  Third,  businesses are  beginning  to  purchase  prepaid  calling  cards as a means of  controlling telephony costs and simplifying  record keeping.  We believe that the affordable pricing,  convenience  and  enhanced  features  of  prepaid  calling  cards  has attracted price sensitive customers,  business travelers,  international callers and other users of long distance service.  Also, while prepaid calling cards are relatively  new in the United  States,  they have been widely used and  accepted method of making telephone calls in Europe and Asia since the 1970's.

Our Telephone Service Products

Calling Cards

     We sell  virtual  prepaid  calling  cards over the  Internet  and  physical prepaid cards through traditional retail outlets. We consider our Internet Phone
Cards "virtual"  because we do not issue a physical card. Once sold, the calling card can be used  immediately to make  international  and domestic long distance calls.

     Our  web system functions as follows:

o    a potential customer accesses our website;

o    the  customer  follows the prompt to enter the credit card  information  to purchase the virtual calling card;

o    we verify the credit card within seconds

o    we issue a confidential PIN and display a toll free number for the customer to record; and

o    the virtual  calling card can be used  immediately  to place a call via the
     Internet or traditional  phones. We then store the customer  information in our database for future reference.

     Our Internet calling cards give us the flexibility of promptly changing the rates and features to respond to changing consumer demand, rather than having an inventory of physical  cards with set features  that cannot be changed until all are recalled or used.  This also allows us to offer and test  several  different types of virtual calling cards with varying pricing  features,  thus providing a greater selection to our customers.

     Our website is  accessible  24 hours per day,  seven days a week, so we are not  constrained by the hours that a traditional  retail store would be open for business.  Our website may also be reached from the  customer's  home or office.
This means the customer is not required to physically travel to another location to make a purchase and receive delivery. Our online purchasing and delivery also allows us to deliver a broad  selection  of products to  customers  worldwide in rural or other locations that do not have convenient access to physical stores.

     U.S.  Access.  Our U.S.  Access calling cards provide access to our network from the United States to more than 241 countries  and  territories.  When using the U.S.  Access  calling  card for a call from the  United  States  to  another country, the customer uses a touch tone telephone to dial a toll free number and enters  the PIN and the  telephone  number  the  customer  seeks to  reach.  Our enhanced services  platform  determines the calling card is valid and the number of call minutes remaining on it, based on the rate for the country being called.
The platform then completes the call and reduces the available credit balance on the calling card at the conclusion of the call.

     World  Access.  When using the World  Access  calling  card for a call from another  country to the United  States or from  country to country  outside  the
United States, the customer initiates the call through the Internet by accessing our website.  On our web page, a form is displayed  and the customer  enters the telephone  number  where he or she is, the  telephone  number he or she wants to call and his or her PIN and then "clicks" on the call button.  This  information is transmitted  over the Internet to our platform.  The platform  determines the virtual  calling  card is valid and has a  sufficient  balance and then routes a call to the  customer  at the  number  where  he or she is.  When  the  customer answers,  the  platform  completes  the call by  connecting  to the  number  the customer  wanted to call.  From our website,  these features allow  customers to make calls from  anywhere in the world at our  international  United States long distance rates using the virtual calling card and Internet access to our website and platform.

     We  have   integrated   the   economics   of   Voice-Over-Internet-Protocol
technology, the conversion of voice data into digital data for transmission over the Internet,  with the convenience of conventional telephone services to enable
Internet  initiated  telephone  services.  With this technology,  we are able to offer  consumers and  businesses  telephone  services at costs  approaching  the wholesale rates of carriers. Unlike some competitors who offer personal computer to phone  services,  our web based services are provisioned via the Internet but all calls are  currently  made phone to phone.  The majority of PC owners do not have microphones and telephony services.  We delivers  high-quality  traditional and Voice-Over-Internet-Protocol telephony services to consumers and businesses, with the following benefits:

     Low Cost.  Telephone  calls are a fraction of the cost of traditional  long distance service.

     High Quality Voice Transmissions. We offer high quality voice transmissions by integrating traditional telephone services and packet-switching technologies.

     Ease of Use and Access.  Designed for  convenience  and ease of access from anywhere in the world, an Internet  connection and a standard  Internet  browser such as Netscape or Microsoft Internet Explorer is all that is required. Lacking an Internet connection, the customer may dial a toll free or local access number from any telephone or fax machine in the US to access our network as well.

     One-Click  Online  Calling.  Our services enable users to speak with anyone worldwide  with a single  click of a button.  On-line  retailers  could use this technology to connect customers to sales representatives when browsing their web sites and increase the likelihood of consummating the on-line sale.

     Reliable/Flexible  Service. The technologically  advanced design allows for the expansion of the network  capacity by the simple  addition of switches,  and the ability to seamlessly reroute traffic if problems arise.

     Ease of Payment and Online Account  Access.  Our customers are able to make calls by opening a prepaid account using credit cards, wire transfers or checks, and can access  their  accounts  via the  Internet  to view their call  history, account balances, or to increase their prepaid amounts.

     Customer  Support.   We  offer  real-time   customer  support  in  multiple
languages,  and the  integrated  billing  and call  management  system  provides service representatives with immediate access to customer accounts.

     Product    Description.    We   have    integrated    the    economics   of
Voice-Over-Internet-Protocol  and Wireless  Application Protocol technology with the  convenience  of  conventional  telephony to enable web initiated  telephone services.  With this  technology,  were able to offer  consumers and  businesses telephone services at costs approaching the wholesale rates of carriers.

Our Wireless Services

     Wireless  Application  Protocol  is  an  industry  term  for  the  standard technology  used to  provide  Internet  communications  and  advanced  telephony services on digital mobile phones,  pagers,  personal  digital  assistants,  and other wireless terminals.  The wireless market is embracing Wireless Application
Protocol  technology,  with  a  predicted  600  million  phones  using  Wireless
Application  Protocol by the end of 2003.  Europe is leading the way in Wireless
Application Protocol, and Forrester Research predicts that 219 million Europeans will be accessing  the Internet on a daily basis by 2003. We intend to enter the
European   market  with  our  own   Voice-Over-Internet-Protocol   and  Wireless
Application Protocol applications.

     We have developed a plan to be "first to market" with Wireless  Application
Protocol  connectivity  to our iDial  services.  We  believe  that a  tremendous opportunity exists to:

o    Immediately  provide  low cost  international  long  distance  services  to
     Wireless Application Protocol enabled phones through our technology; and

o    Incorporate  Wireless  Application  Protocol  access  into the our  portal, giving them the same carrier choices as our traditional users.

     We have  developed  and  applied for  patents  for  applications  to enable
Personal Digital  Assistants,  such as the Palm Pilot VII, to instantly  connect with the our site and avail themselves of our long distance services.  A similar application  for the new Microsoft  Pocket PC has also been  completed.  We will continue to develop Wireless  Application Protocol enabled products and services to insure that its core  products  will always be easily  accessible by wireless devices.

Additional Services

     Additionally, we are currently offering traditional prepaid phone cards and
Voice-Over-Internet-Protocol  services  based  on  iDial  technology  under  the following brand names for which various trade and service marks are registered.

o    NetPhoneCard -  www.netphonecard.com  Web initiated  worldwide  phone calls with US dial tone and low tariffs.

o    iDialDirect - www.iDialdirect.com A complete communications portal offering flat-rate US products and worldwide access products.

o    Phone-Me-Now - www.phonemenow.com  An iDial e-commerce tool. A Phone-Me-Now button is placed on a website  that allows a customer to initiate a call to his phone from a representative of our company that is hosting the site.

o    Wireless  Services - We will  continue to expand  wireless  development  to include areas such as Wireless Access Protocol.

Our International Networks

     Our  Enhanced  Services  Platform.  Our  enhanced  services  platform  is a specialized  telephone  switch based on technologies  from Cisco,  Microsoft and
Dialogic (a wholly  owned  subsidiary  of Intel  Corp.).  It is connected to our website,  data base, and to our network of outgoing and incoming telephone lines and Internet lines. It sets up all customer  account and PIN information  when a calling card is purchased and  immediately  activates the calling card so it can be used at the time of purchase.  The platform  also accepts and  evaluates  all calls from  calling card holders over the toll free number and over the Internet and confirms the validity of the calling  card and  remaining  balance.  We have also programmed into the platform a lowest cost routing matrix,  which is simply a program that selects the lowest priced route from our multiple carriers.  This means our  platform  will  select the  cheapest  route to send a call based upon where we have  established  gateways,  which are central  locations  housing the equipment  necessary to send and receive calls  internationally.  We believe our platform can currently support  approximately 768 simultaneous calls and process over 10 million  minutes of traffic per month.  Our  platform is  expandable  to carry more traffic by adding additional telephone lines and equipment.  Focusing on the  international  market,  the use of our platform is spread throughout the day as a result of the different world time zones.

     We plan to develop and offer new products and  services,  which may require modifications  and  enhancements  to our  platform.  For  any  modifications  or enhancements,  we will  either  contract  with the  manufacturer  to develop new software or we may develop the software,  or a combination of both. In the past, we have  experienced  delays when we have tried to upgrade our platform.  If the software  cannot be developed  cost  effectively,  or there will be  significant delays,  we may elect to abandon a potential  product or service in favor of one that  can  be  timely  developed  on a cost  effective  basis.  There  can be no assurances that we can  successfully  develop the software to enable us to offer new products or services.

     Our Internet Gateway Network. As of December 31, 2001, we had international gateways operational in Sri Lanka, Laos, and Thailand.  As of such date, we also had  domestic  gateways  operational  in Dallas and  Denver.  We intend to place
Internet  gateways  in  various  other  countries.  Before we place a gateway in another country,  we enter into contractual  relationships with local persons or entities  to operate  them.  We  typically  own or lease the gateway or have the right to purchase it and the local person or entity is responsible for procuring local Internet provider  connection and local telephone lines and complying with local law. Our  contracts  with the local person or entity are  generally  for a one-year term and are renewable  unless either party  declines to renew.  We pay the local  person or entity a  negotiated  rate per  minute for  terminating  or originating calls through the gateway.

     Our gateways allow for high quality transmission through the Internet.  The historical poor sound quality of voice transmission  through the Internet is due to the fact that the Internet was not created for  simultaneous  voice  traffic.
Unlike conventional  telephone  communication lines, in which the entire line is reserved for a call, Internet telephony, the transmission of voice data over the
Internet, uses packet-switching  technology,  which translates and divides voice data into  discrete  packets of digital data that are  transmitted  individually over the Internet and then  retranslated  into voice data at their  destination.
These packets of data travel through  several  separate routes in order to reach their destination,  which may increase the chances of misrouting,  and delays in transmission  and  reception.  The software in our  gateways  connect the packet switched data  transmitted  over the Internet to  traditional  public  telephone networks in such a manner that virtually  eliminates  the delay in  transmission normally  involved in Internet voice  transmission  and the resulting  pause and echo effect.

     Our Internet  gateways  enable us to route voice  quality calls through our enhanced  services  platform to and from the country via the public  Internet or private intranet networks such as a frame relay network. The cost of these calls is based on the local  telephone  rates for the  country  where the  gateway  is located. They are not based on internationally or local long distance rates.

     Our Leased Lines Network.  We also lease  international  telephone lines to transmit  calls.  Our lease  agreements  obligate  the  carriers to complete the transmission  of calls  routed by us to them at  different  rates for  different countries and territories.

     With  these  agreements,  we have  access  to more than 241  countries  and territories.  Leased  capacity is typically  obtained on a  per-minute  basis or point-to-point  basis.  Our agreements are typically  one-year  agreements  with
30-day  cancellation  rights by  either  party.  Rates  are based on volume  and adjusted  approximately  every 30 days.  Our rates  generally  decline as volume increases.  We are dependent on these carriers to complete the  transmission  of our calls, and the loss of one or more of them as a source for completion of our calls could have a material adverse affect on us. However,  we believe there are numerous  international  long  distance  carriers  that  transport  calls to the countries we desire to target and we believe we could replace a carrier if lost.
If the rates of any  replacement  carrier are higher,  or our existing  carriers raise their rates, our profit margins would decrease.  We may sell to other long distance  carriers any excess line capacity we have. Excess line capacity is the remaining  capacity on our  telephone  lines not used by us to transmit  our own calls during any given month.

     Our Third Party Contracts.  Our success depends, in part, on our ability to continue  to lease  long  distance  telephone  capacity  from  third  parties at economic  rates to serve the foreign  countries we target.  It also depends,  in part,  on our  ability to  maintain  our  contractual  relationships  with local parties  completing the  transmission  of our calls in those  countries where we have  Internet  gateways.  If we lose these  relationships,  we believe we could replace them.  However,  it would cause a disruption of our business  until they are replaced,  and the  replacement  leases or contracts may not be at favorable rates or on terms.

Growth Strategy

     While a large number of companies  specializing  in the conversion of voice
data   to   digital   data   for    transmission    over   the   internet,    or
Voice-Over-Internet-Protocol,  have been formed in recent  years,  most focus on the build out and development of international networks in the effort to capture a high margin revenue base. We believe that in this very competitive  landscape, offering many voice and data transmission  options,  leasing time (or purchasing
minutes)  on   Voice-Over-Internet-Protocol   networks  will  quickly  become  a
commodity  business,  as the various  competitors whittle margins to gain growth and market share.

     We intend to leverage our position in the Internet telephone communications market to make communications services readily available worldwide. Our strategy includes the following key elements:

o    Promote our  services  through  direct  sales and  marketing  and,  through relationships  with resellers and leading Internet  hardware,  software and content companies.

o    In addition to  minutes-based  revenue,  we intend to pursue new  web-based revenue opportunities from banner and audio advertising.

o    Strengthen and enhance our brand recognition by cooperatively marketing our
     Internet telephone  communications services with leading companies in other market segments.

     Many  e-commerce  sites have  discovered the necessity of having a customer service  representative  talk with potential  buyers.  However,  traditional 800 numbers are still relatively  expensive,  and require some effort on the part of the customer to initiate the call. With our "Phone-me-now"  technology, a simple click of a button will connect the customer with the seller's  representative at very low  rates.  To further  lower  operating  costs,  we are  exploring  joint ventures with customer service centers in English speaking countries where wages are lower to make customer service more affordable for e-commerce companies.

Sales and Marketing

     We have developed a marketing strategy based on increasing customer traffic to our website and strengthening our brand name.

     Internet Advertising. We have taken a selective approach in our advertising strategy.  We attempt to maximize the return from  promotional  expenditures  by choosing advertising media based on the cost relative to the likely audience and ability to generate increased traffic for our website. We identify a country and customer group to whom we desire to market our virtual calling cards.

     We place advertisements on various websites and Internet portals frequently visited  by  this  customer  group  in  the  United  States  and  abroad.  These advertisements  usually  take the form of banner ads that  encourage  readers to
click  through  directly  to  our  website.   We  believe  that  placing  banner
advertising  on these  websites  and  portals  may  significantly  increase  our targeted exposure to prospective customers and increase our name identity.

     Customer  Electronic  Mail  Broadcasts.  We actively  market to our base of customers  through  e-mail  broadcasts,  which  is an  electronic  form  of mass mailing.  All new virtual calling card purchasers are automatically added to our electronic mailing list. We e-mail messages on a periodic basis to our customers announcing new rates, new countries, new products and new features.

     Electronic Mail to Select Mailing Lists. We also deliver e-mail  broadcasts to  certain  select  mailing  lists  from  time  to  time  announcing  pertinent information, including the addition of a new country, new products and rates.

     Other Methods.  We will continually  review other potential  cost-effective methods of  advertising  and  marketing  our products  and services  through the
Internet.  Such methods may include the use of an affiliate program, chat rooms, video e-mail and other methods.

Customer Support and Service

     We  believe   that  our  ability  to  establish   and  maintain   long-term
relationships with our customers and encourage repeat purchases is dependent, in part, on the strength of our customer support and service  operations and staff.
Our customer  support and service  personnel are available Monday through Friday from 8:00 a.m. to 9:00 p.m.  Pacific  Standard Time and Saturday from 10:00 a.m.
to 6:00 p.m.  Pacific  Standard  Time, via  telephone.  In addition,  we provide
e-mail support staff 24 hours a day, seven days a week.  These services  include pre and post-sales support for orders and usage of our products and our customer service department responds immediately.

     Our website has been designed around  industry  standard  architectures  to reduce downtime in the event of outages or catastrophic occurrences. Our website provides 24 hour a day, seven days a week  availability.  Our website operations staff  consists of systems  administrators  who manage,  monitor and operate our website.  The continued  uninterrupted  operation of our website is essential to our business,  and it is the job of the site operations staff to ensure,  to the greatest extent  possible,  the  reliability of our website.  We provide our own connection to the Internet through voice and data network  services  provided by
Global  Crossing,  Ltd. We believe  that these  telecommunications  and Internet service  facilities  are essential to our operation and we anticipate  upgrading these facilities as volume and demand for our service grow.

Technology

     We use a  combination  of our own  proprietary  software  applications  and commercially available licensed technology to conduct our Internet and telephone routing operations.

     Proprietary  Technology.  We have developed  proprietary  customer software which  permits a customer to purchase and receive our virtual  calling  cards on our website by using a credit card. We have also developed  proprietary customer software,  which utilizes our website and enhanced services platform, and allows our world access virtual  calling cards and phone collect PINs to initiate calls through  regular  telephone  lines. We have also developed  various  proprietary credit and fraud  management  applications,  which aid us in checking credit and limiting fraudulent transactions.

     Our  engineering  staff  consists of  software  development  engineers  and
consultants   employed  by  our  wholly  owned   subsidiary  in  Sri  Lanka.  We
historically  have  developed  and expect to  continue  to  develop  proprietary software internally.  Our engineering strategy focuses on the development of our website,  which includes the  enhancement of features and  functionality  of our existing  software  components,  the  development  of  additional  new  software components, and the integration of off-the-shelf components into our systems.

     Commercially  Available Licensed Technology.  Our strategy has also been to license  commercially  available technology whenever possible rather than seek a custom-made  or  internally-developed  solution.  We believe that this  strategy enables us to reduce our operating costs and to respond to changing  demands due to growth and  technological  shifts.  This strategy also allows us to focus our development  efforts on creating  and  enhancing  the  specialized,  proprietary software applications that are unique to our business.  Listed below are some of our key architectural components:

o    Multiple  High speed links (10 megabits per second or greater  each) to the
     Internet;

o    Clustered Servers for web and data base  applications  running Windows 2000
     Server, Linux and Microsoft SQL Server 2000;

o    Microsoft  Internet  Information Server 5.0 has been chosen for its ability to secure sensitive customer information through SSL encryption; and

o    Microsoft SQL Server 2000 is a relational database.  All customer names and addresses,  PINs,  number of  purchases  and call  records  are secured and stored within this database.

     We depend on Internet  service  providers to provide  Internet access to us and our customers.  The parties  responsible for completing the  transmission of our calls in foreign countries also rely on local Internet service providers for access to the Internet in their  countries.  If we lose our connection  with our
Internet service providers,  we could not sell our virtual calling cards through our website,  and web initiated calls could not be made by our customers,  until the connection was  reestablished.  If a local party  responsible for completing the  transmission  of  our  calls  in  a  foreign  country  loses  its  Internet connection, we could not route calls over the Internet to that destination until the  connection  was  reestablished.  These  failures  could  cause  us to  lose customers and our ability to sell virtual  calling cards and telephone  services would be affected.

     Our  customers  also rely on Internet  service  providers for access to the
Internet.  If our customers  cannot access the Internet,  they cannot access our website to purchase virtual calling cards or make web initiated calls.

Government Regulation

     Regulation  of the  Internet.  The United  States  Congress and the Federal
courts have taken actions that, in some cases impose some forms of regulation on the  Internet,  and in other cases protect the Internet  from  regulation.  This includes  restrictions  on some forms of content  placed on the Internet.  These regulations have had mixed success in the Federal courts.  Conversely,  Congress passed  legislation  in  1998  that  imposed  a  three-year  moratorium  on  the imposition of new taxes on Internet transactions. At the same time, numerous new bills have been proposed that would further regulate various aspects of Internet commerce,  and ensure the continued  deregulation of others. It is impossible to say at this time  whether  and to what extent the  Internet  may  ultimately  be regulated by the United States government.

     The European  Union has also  enacted  several  directives  relating to the
Internet,  including  one  permitting  European  consumers  to sue in their  own country persons from another country  retailing goods over the Internet.  On the other hand, the G8 countries have recommended that digital products (such as our virtual calling cards) should be exempt from all import taxes and custom duties.
As with the United States  Congress,  the European Union, and the governments of individual foreign countries, are actively considering proposed legislation that could result in new  regulations  on the Internet.  Increased  regulation of the
Internet may decrease its growth,  which may negatively impact the cost of doing business via the Internet or otherwise materially adversely affect our business, results of operations and financial condition. In addition, applicability to the
Internet  of  existing  laws  governing  issues  such  as  property   ownership,
copyrights and other  intellectual  property issues,  taxation,  jurisdiction to sue, libel,  obscenity and personal  privacy is uncertain.  The vast majority of such laws were adopted prior to the advent of Internet and related technologies.
As a result,  these laws do not  contemplate or address the unique issues of the
Internet and related technologies.

     Potential  Regulation of Internet  Telephony.  To our knowledge,  there are currently no domestic and few  international  laws or regulations  that prohibit the transmission of voice  communications  over the Internet.  If Congress,  the
FCC,  state  regulatory  agencies  or  governments  of  other  countries  impose substantial  regulations  relating  to  Internet  telephony,  the  growth of our business could be adversely affected. In the United States, several efforts have been made to enact federal legislation that would either regulate or exempt from regulation  telecommunication  services provided over the Internet. State public utility  commissions  may also attempt to regulate the  provision of  intrastate
Internet  telephony  services.  In late 1998 and early  1999,  however,  the FCC issued two decisions that suggest that all  transmissions  over the Internet may be jurisdictionally  interstate, and these decisions may restrict the ability of state public  utility  commissions  to regulate  Internet  telephony.  Recently, however,  a Colorado court ruled that Internet telephone service companies would be subject  to payment of  originating  and  terminating  access  charges to the incumbent  provider.  Imposition of such charges on our services  would increase our  costs.  Internationally,  a number of  countries  that  currently  prohibit competition in the provision of voice  telephony have also  prohibited  Internet telephony. Other countries permit but regulate Internet telephony.

     On April 10,  1998,  the FCC  issued a Report to  Congress  concerning  its implementation  of the universal  service  provisions of the  Telecommunications
Act. In the Report,  the FCC  indicated  that it would  examine the  question of
whether  any  forms  of   "phone-to-phone"   Internet  Protocol   telephony  are
information services,  which are unregulated,  or  telecommunications  services, which are fully regulated. The Report noted that the FCC did not have, as of the date  of the  Report,  an  adequate  record  on  which  to make  any  definitive pronouncements.  The FCC did, however,  note that the record before it suggested that some forms of  phone-to-phone  Internet  telephony  appear to have the same functionality as non- Internet Protocol telecommunications services.

     While the FCC found that it needed a more complete  record to establish new rules,  it  tentatively  concluded  that  providers of  phone-to-phone  Internet telephony  services should be treated like other providers of telephone service.
This means that they should be required to make payments into Federal  universal service subsidy programs.  To date, the FCC has taken no further action, and has not imposed this  obligation on Internet  telephony  providers.  It may do so at some time in the  future,  however,  and such a  decision  could have a material adverse effect on our business,  increasing our costs, and the price at which we can offer our Internet telephony services.

     Regulation  of  Leased  Lines and  Carriers.  When we lease  long  distance telephone  capacity  from  third-party  carrier,  we rely on them to comply with local laws and  regulations.  We have no control  over the manner in which these companies operate in these countries. Foreign regulatory,  judicial, legislative or  political  entities  may raise  issues  regarding  the  compliance  of these companies  with local laws or  regulations,  or limit their ability to carry our calls.

     State Laws. Several states have also proposed  legislation that would limit the uses of personal user information gathered online or require online services to establish  privacy  policies.  Changes to existing laws or the passage of new laws  intended to address  these issues could reduce  demand for our services or increase  the cost of doing  business.  In  addition,  because our  services are accessible  worldwide,  and we facilitate the sale of goods to users  worldwide, other jurisdictions may claim that we are required to comply with their laws. We are qualified to do business in Nevada, Florida, Colorado,  California and Texas only,  the failure by us to qualify as a foreign  corporation  in a jurisdiction where we are required to do so could  subject us to taxes and  penalties for the failure to qualify and could  result in our  inability  to enforce  contracts in such jurisdictions.  Any such new legislation or regulation,  or the application of laws or regulations from  jurisdictions  whose laws do not currently apply to our business,  could have a material  adverse effect on our business,  financial condition and operating results.

     Sales Taxes.  We do not currently  collect sales or other similar taxes for virtual calling cards or other services sold through our website, other than for virtual calling sold to Texas residents. However, one or more states may seek to impose sales tax or similar  collection  obligations on out-of-state  companies, such as ours, which engage in Internet commerce. A number of proposals have been made at the state and local level that would impose additional taxes on the sale of goods and services through the Internet.  Such proposals,  if adopted,  could substantially  impair the growth of online commerce,  and could adversely affect our opportunity to derive financial  benefit from such activities.  Moreover,  a successful assertion by one or more states or any foreign country that we should collect sales or other taxes on the sale of virtual calling cards or services on our system could have a material adverse effect on our operations.

     Legislation  imposing a  moratorium  on the ability of states to impose new taxes on Internet-based transactions was passed by the United States Congress in
1998. The tax moratorium was in effect until October 2001 and expired at the end of its three-year  term.  There can be no assurance that various states will not impose new taxes on Internet-based  commerce. The imposition of such taxes could have  a  material  adverse  effect  on our  business,  financial  condition  and operating  results.  The same  legislation  that  imposed  the  moratorium  also established  an Advisory  Commission  to consider  methods by which states could impose sales taxes on Internet transactions.

Competition

     With respect to prepaid  calling cards, we compete with many of the largest telecommunications  providers,  including AT&T, MCI WorldCom,  Qwest and Sprint.
These companies are substantially larger and have greater financial,  technical, engineering,  personnel and marketing  resources,  longer  operating  histories, greater name  recognition  and larger customer bases than we do. We also compete with smaller,  emerging  carriers in the prepaid calling card market,  including
Net2Phone,  IDT Corp.  and Delta  Three  Corp.  We may also  compete  with large operators in other countries.  These companies may have larger, more established customer bases and other competitive advantages. Deregulation in other countries could also result in significant  rate  reductions.  We believe that  additional competitors  will be attracted to the prepaid  card  market.  These  competitors include Internet-based service providers and other telecommunications companies.
Competition  from existing or new  competitors  could  substantially  reduce our revenues from the sale of these cards. A general  decrease in  telecommunication rates charged by international long distance carriers could also have a negative effect on our operations.

     An increasing number of large,  well-capitalized companies are entering the market for Internet telephony products and services.  As a result, we may not be able to compete  effectively with our competitors in this market, or to increase our customer base. Various major long distance  providers,  including AT&T, Bell
Atlantic  Corporation and Deutsche Telekom AG, as well as other major companies, including Motorola,  Inc., Intel Corporation and AOL-Time Warner, Inc., have all entered  or plan to  enter  the  Internet  telephony  market,  in some  cases by investing  in  companies  engaged  in  the  development  of  Internet  telephony products.  Our  competitors  also  include  a  number  of  companies  that  have
introduced   services  that  make  Internet  telephony  solutions  available  to businesses and consumers.  Net2Phone, Delta Three, ITXC Corp., iBasis, Inc., and
MCI WorldCom  provide a range of Internet  telephony  services to consumers  and businesses  that are  similar  to the ones we offer.  Several  other  companies, including AT&T, Sprint and Qwest Communications,  have announced their intention to  offer  these  services  on a wider  bases  in both  the  United  States  and internationally.

     In addition,  we compete in the market for Internet telephone services with companies  that  produce  software  and  other  computer  equipment  that may be installed on a user's computer to permit voice communications over the Internet.
Current Internet  telephony  products include  VocalTec  Communications,  Ltd.'s
Internet Phone,  QuarterDeck  Corporation's WebPhone and Microsoft's NetMeeting.
Also,  a number  of large  companies,  including  Cisco  Systems,  Inc.,  Lucent
Technologies,  Inc.,  Northern Telecom Limited,  Neura  Communications,  Clarent
Communications and Dialogic Corp. offer or plan to offer  server-based  Internet telephony products. These products are expected to allow communications over the
Internet  between  parties using a multimedia PC and a telephone and between two parties using telephones.

     We believe that the principal  competitive  factors affecting our market in no particular order are;

o     price and rates;
o     quality of transmission;
o     product accessibility and ease of use;
o     customer service;
o     brand recognition;
o     website convenience and accessibility;
o     targeted marketing directly to probable users of the services;
o     quality of search tools; and
o     system reliability.

     Increased  competition  may result in reduced  operating  margins,  loss of market share and  diminished  value in our brand.  We cannot  assure you that we will be able to compete successfully against current and future competitors.  As a strategic  response to changes in the  competitive  environment,  we may, from time to time,  make certain  prices,  service or marketing  decisions that could have  a  material  adverse  effect  on our  business,  financial  condition  and operating results.

     New  technologies  and the expansion of existing  technologies may increase competitive  pressures by enabling our competitors to offer lower-cost services.
Certain web based  applications  that direct Internet  traffic to other websites may channel users to services that compete with us. In addition,  companies that control  access to  transactions  through  network  access or web browsers could promote  our  competitors  or  charge us  substantial  fees for  inclusion.  The occurrence  of any of these events could have a material  adverse  effect on our business, financial condition and operating results.

Our New Product Lines

iDial Financial Services

     iDial Financial Services plans to offer a reloadable debit card that can be used at ATM's all  around  the world.  It can be used to buy gas,  groceries  or other items from merchants that utilize the debit card.

Employees

     As of February 7, 2003, we had 24 full-time  and six  part-time  employees.
None of our employees are  represented by a labor union. We have not experienced any work stoppages and consider our employees relations to be good.

     Our future  performance  depends  in  significant  part upon the  continued
service of our key technical and senior management  personnel,  none of whom are bound by an employee agreement requiring service for any defined period of time.
The loss of services of one or more of our key  employees  could have a material adverse effect on our business,  financial condition and operating results.  Our future success also depends in part upon our continued ability to attract, hire,
train  and  retain  highly   qualified   technical  and  managerial   personnel.
Competition  for such personnel is intense and there can be no assurance that we can retain our key personnel in the future.

     We  have  not  experienced  any  "Year  2000/2001"  technical  or  computer deficiencies or compliance issues to date,  including problems of our vendors or suppliers that might indirectly have effected the productivity of our company.

Description of Properties

     We maintain our administrative offices at 10800 E Bethany Drive, Suite 380,
Denver,  Colorado 80014. The office site is approximately  1,500 square feet for which the rent is approximately $1,340 per month. The facility is leased for two years ending September 30, 2003. We maintain a facility at 2204 Timberloch Place
Suite 225,  The  Woodlands,  Texas  77380 for use by iDial  Networks,  Inc.  The
facility is approximately  2,400 square feet. The rent is  approximately  $3,500 per month.  The lease expires in August 2003. We maintain a facility in Colombo,
Sri Lanka of approximately  2,500 square feet. The rent is approximately  $1,500 per month and is used as a customer  service and R&D staff facility.  We believe that our space is adequate for our current needs.  As we expand,  we expect that suitable  additional space will be available on commercially  reasonable  terms, although no assurance  can be made in this regard.  We also believe our property is adequately covered by insurance.

Legal Proceedings

     We are presently not a party to any pending, material legal proceedings.

                                   MANAGEMENT

Directors and Executive Officers

     The  following  table sets forth the names of all of our current  directors and  executive  officers as of February 7, 2003,  with each  position and office held by them and their periods of service in the capacities listed.

Name                    Age                     Position
----                    ---                     --------

Mark T. Wood            43                      Chairman of the Board and CEO
Klaus Scholz            53                      Chief Operating Officer and
Director
Edward J. Janusz        60                      Director
Gerald Lesher           63                      Director
Thomas G. Seifert       31                      CFO

Mark T. Wood,  Chairman  of the Board and CEO.  Prior to joining  our company in
December  1999,  Mr. Wood held  several  executive  positions  at  international telecommunications  companies, which included Vice President and General Manager of Loxcomm  America,  Inc., Chief Operating  Officer of WorldQuest  Networks and
Vice President of International Sales at Intellical, Inc.

Klaus  Scholz,  Chief  Operating  Officer and  Director.  Mr.  Scholz joined our company in December 1999 and has been responsible for the network  operations of company.  A native of Germany,  Mr.  Scholz has held several  senior  management positions  in  international  technology  companies.  He served  for 10 years as
Country  Manager,  Southeast Europe for Hewlett Packard before moving to Asia in
1987.  In  Thailand,  he became  Managing  Director  of  Semiconductor  Ventures
International LTD, a publicly traded company.  In that capacity,  he worked with the Chinese government to improve quality and safety standards for the Taiwanese semiconductor  industry.  Mr.  Scholz  also served as Vice  President,  Business
Development for Loxley Public Companies,  Ltd., a publicly traded  international conglomerate based in Bangkok, Thailand.

Edward J.  Janusz,  Director.  Mr.  Janusz is a  seasoned  sales and  operations executive  serving our company as a Director  since December 1999. Mr. Janusz is
Vice  President of Cap Gemini,  a leading  worldwide IT consulting  firm serving
Fortune 500 companies.

Gerald  Lesher,  Director.  Mr.  Lesher has served as a director  of our company since  August  2000.  Mr.  Lesher  is been a  practicing  licensed  attorney  in
Pennsylvania  and  Florida.  He was  the  Senior  Partner,  for  Baskin  & Sears
(Pittsburgh),  for bankruptcy,  corporate  reorganization and banking litigation and the manager for the Palm Beach  Office of Lesher,  Allen & Macmillan in Palm
Beach (Florida).  Mr. Lesher was also the founder and Chairman of Sterling Bank,
Florida.  Mr. Lesher has  developed  numerous  business  plans for clients and a variety of industries.  He  concentrates on commercial  litigation,  bankruptcy, banking,  real estate, real estate broker,  corporate,  and entertainment areas;
Mr. Lesher was lead counsel for 17 banks in Western Pennsylvania and specializes in business plans for domestic and international clients.

Thomas G. Seifert,  CFO. Mr.  Seifert has served as the CFO of our company since
November  2000.  Mr.  Seifert is a graduate of  Colorado  State  University  and graduated with a Bachelors of Science in Finance with a minor in Accounting. Mr.
Seifert has worked as the controller for Integrated Telephony Products, Inc., as well as controller  for Mountain  Vacations,  Inc. and assisted with the sale of each company to a publicly traded company.

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Currently there are four seats on our board of directors. Directors serve without cash compensation and without other fixed  remuneration.  Officers are elected by the Board of  Directors  and serve until their successors are appointed by the Board of Directors.

                             EXECUTIVE COMPENSATION

     The  following   tables  set  forth  certain   information   regarding  the
compensation of our executive officers:

                                Annual Compensation                          Awards                Payouts
  (a)               (b)          (c)            (d)         (e)         (f)          (g)       (h)           (i)
                                                           Other
                                                           Annual                Securities
Name and                                                   Compen-   Restricted  Underlying    LTIP       All other
Principal                                                  sation      Stock      Options/    Payouts      Compen-
Position           Year        Salary        Bonus($)       ($)        Award(s)    SARs(#)      ($)        sation
---------------------------------------------------------------------------------------------------------------------

Mark T. Wood       2001      $ 48,000        $  50,000
Chief Executive    2000
 Officer           1999                                             2,500,000 sh

Thomas Seifert     2001        87,000                               1,750,000 sh
Chief Executive
 Officer

Klaus Scholz       2001        34,000                               1,000,000 sh
 Chief
 Operating
 Officer

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We have entered into the following related transactions with our directors, officers, or affiliates:

o    Mark Wood, the Company's Chairman of the Board,  loaned the Company a total of  $1,382,060  in various  loans from  December 31, 1999 through  December
     2001.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following  table sets forth certain  information  regarding  beneficial ownership of our common stock as of February 7, 2003

o    by each person who is known by us to  beneficially  own more than 5% of our common stock;
o    by each of our officers and directors; and
o    by all of our officers and directors as a group.

                                                                        PERCENTAGE OF     PERCENTAGE OF
                                                                           CLASS             CLASS
  NAME AND ADDRESS                                  NUMBER OF             PRIOR TO           AFTER
      OF OWNER                  TITLE OF CLASS    SHARES OWNED(1)        OFFERING(2)       OFFERING(3)
--------------------------------------------------------------------------------------------------------

Mark T. Wood, Chairman          Common Stock        20,600,000             19.35%               9.77%
2204 Timberloch Place Ste. 225
The Woodlands, TX  77380

Klaus Scholz, Director and COO  Common Stock         4,040,000              3.80%               1.92%
2204 Timberloch Place Ste. 225
The Woodlands, TX  77380

Thomas G. Seifert, CFO          Common Stock         3,213,204              3.02%               1.52%
10800 E. Bethany Ste. 380
Denver, CO  80014

Edward J. Janusz, Director      Common Stock        5,100,000               4.79%                2.42%
2204 Timberloch Place Ste. 225
The Woodlands, TX  77380

Gerald Lesher, Director         Common Stock        1,200,000               1.13%                0.57%
1555 Palm Beach Lakes Blvd.
Suite 1510
West Palm Beach, FL  33404

All Officers and Directors      Common Stock       34,153,204              32.09%               16.19%
as a Group (6 persons)

(1)  Beneficial  Ownership is  determined  in  accordance  with the rules of the
     Securities  and  Exchange  Commission  and  generally  includes  voting  or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or  convertible  within 60 days of February 7, 2003 are deemed  outstanding for computing the  percentage of the person  holding such option or warrant but are not deemed  outstanding  for computing the  percentage of any other person.

(2)  Percentage based on 106,442,055 shares of common stock outstanding.

(3)  Percentage based on 210,942,055 shares of common stock outstanding.

                            DESCRIPTION OF SECURITIES

Common Stock

     We are  authorized to issue up to 500,000,000  shares of common stock,  par value $.005.  As of February 7, 2003,  there were  106,442,055  shares of common stock  outstanding.  Holders of the common  stock are  entitled  to one vote per share on all  matters  to be voted upon by the  stockholders.  Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors  out of funds  legally  available  therefor.  Upon the liquidation,  dissolution,  or winding up of our company,  the holders of common stock are  entitled  to share  ratably  in all of our assets  which are  legally available for distribution  after payment of all debts and other liabilities and liquidation  preference of any outstanding common stock. Holders of common stock
have  no  preemptive,   subscription,   redemption  or  conversion  rights.  The
outstanding  shares  of  common  stock  are  validly  issued,   fully  paid  and
nonassessable.

     We have engaged  Madison Stock  Transfer,  Inc.,  located at 1688 East 16th
Street, Brooklyn, New York 11229, as independent transfer agent or registrar.

Preferred Stock

     We are authorized to issue 30,000,000 shares of preferred stock,  $.005 par value per share, and no share of preferred stock are currently outstanding.  The shares of  preferred  stock may be issued in series,  and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences
and   relative   participating,   optional   or  other   special   rights,   and
qualifications,  limitations  or  restrictions  thereof,  as shall be stated and expressed in the  resolution or  resolutions  providing for the issuance of such stock  adopted  from  time to time by the  board  of  directors.  The  board  of directors is  expressly  vested with the  authority to determine  and fix in the resolution or  resolutions  providing  for the issuances of preferred  stock the voting powers,  designations,  preferences and rights,  and the  qualifications, limitations or restrictions  thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Nevada.

Warrants

     In connection with a Securities  Purchase Agreement dated February 6, 2003, we have issued  750,000  warrants to purchase  shares of common stock and we are obligated to issue an additional 1,500,000 warrants to purchase shares of common stock.  The warrants are exercisable  until five years from the date of issuance at a purchase price of $0.05 per share.

Convertible Securities

     To obtain funding for our ongoing operations,  we entered into a Securities
Purchase  Agreement with three accredited  investors on February 6, 2003 for the sale of (i) $750,000 in  convertible  debentures,  and (ii) warrants to purchase
2,250,000 shares of our common stock.  This prospectus  relates to the resale of the common stock  underlying  these  convertible  debentures  and warrants.  The investors are obligated to provide us with an aggregate of $750,000 as follows:

o    $250,000 was disbursed on February 6, 2003;

o    $250,000  will be  disbursed  within  five  business  days of  filing  this prospectus with the SEC; and

o    $250,000 will be disbursed  within five  business  days of this  prospectus being declared effective by the SEC.

     Accordingly,  we  have  received  a  total  of  $250,000  pursuant  to  the
Securities Purchase Agreement.

     The  debentures  bear  interest  at 12%,  mature  one year from the date of issuance,  and are convertible into our common stock, at the investors'  option, at the lower of:

o    $0.05; or

o    50% of the  average of the three  lowest  intraday  trading  prices for the common  stock on a principal  market for the 20 trading days before but not including the conversion date.

     The full principal amount of the convertible debentures is due upon default under the terms of convertible  debentures.  The warrants are exercisable  until five years from the date of issuance at a purchase price of $0.05 per share.  In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Our Articles of  Incorporation,  as amended,  provide to the fullest extent permitted  by Nevada law,  our  directors  or officers  shall not be  personally liable to us or our  shareholders  for damages for breach of such  director's or officer's  fiduciary  duty.  The effect of this  provision  of our  Articles  of
Incorporation,  as amended,  is to  eliminate  our rights and our  shareholders'
rights  (through  shareholders'  derivative  suits on behalf of our  company) to recover  damages  against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute.
We believe that the indemnification provisions in our Articles of Incorporation, as amended,  are necessary to attract and retain qualified  persons as directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors,  officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such  indemnification  is against  public policy as expressed in the Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

     The selling  stockholders  and any of their  respective  pledgees,  donees, assignees and other  successors-in-interest  may, from time to time, sell any or all of their  shares of common  stock on any stock  exchange,  market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  The selling  stockholders may use any one or more of the following methods when selling shares:

o    ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
o    block trades in which the broker-dealer  will attempt to sell the shares as agent but may  purchase  and resell a portion of the block as  principal to facilitate the transaction;
o    purchases by a broker-dealer  as principal and resale by the  broker-dealer for its account;
o    an exchange  distribution  in accordance  with the rules of the  applicable exchange;
o    privately-negotiated transactions;
o    short sales;
o    broker-dealers may agree with the selling  stockholders to sell a specified number of such shares at a stipulated price per share;
o    through the writing of options on the shares;
o    a combination of any such methods of sale; and
o    any other method permitted pursuant to applicable law.

     The  selling  stockholders  may also sell  shares  under Rule 144 under the
Securities  Act, if available,  rather than under this  prospectus.  The selling stockholders  shall  have the sole and  absolute  discretion  not to accept  any purchase  offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

     The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders default on a margin  loan,  the broker  may,  from time to time,  offer and sell the  pledged shares.

     The selling  stockholders  may also engage in short sales  against the box, puts and calls and other  transactions  in our  securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

     The selling stockholders or their respective pledgees,  donees, transferees or other  successors  in interest,  may also sell the shares  directly to market
makers  acting  as  principals  and/or   broker-dealers  acting  as  agents  for
themselves or their customers.  Such broker-dealers may receive  compensation in the form of discounts,  concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such  broker-dealers  may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer  might be in excess of customary  commissions.  Market  makers and block  purchasers  purchasing the shares will do so for their own account and at their own risk. It is possible that a selling  stockholder  will attempt to sell shares  of  common  stock  in  block  transactions  to  market  makers  or other purchasers  at a price per share which may be below the then market  price.  The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders.  The selling stockholders and any brokers,  dealers or agents, upon effecting the sale of any of the shares offered in this prospectus,  may be deemed to be "underwriters" as that term is  defined  under the  Securities  Act of 1933,  as  amended,  or the
Securities  Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event,  any commissions  received by such  broker-dealers  or agents  and any  profit on the  resale of the  shares  purchased  by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     We are required to pay all fees and expenses  incident to the  registration of the  shares,  including  fees and  disbursements  of counsel  to the  selling stockholders, but excluding brokerage commissions or underwriter discounts.

     The selling  stockholders,  alternatively,  may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement  with a prospective  underwriter  and there is no assurance that any such agreement will be entered into.

     The selling stockholders and any other persons participating in the sale or distribution  of the  shares  will be subject to  applicable  provisions  of the
Securities Exchange Act of 1934, as amended, and the rules and regulations under such act,  including,  without  limitation,  Regulation M. These  provisions may restrict  certain  activities of, and limit the timing of purchases and sales of any of the  shares  by,  the  selling  stockholders  or any other  such  person.
Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from  simultaneously  engaging in market making and certain other activities with respect to such securities for a specified  period of time prior to the commencement of such  distributions,  subject to specified  exceptions or exemptions.  In regards to short sells,  the selling  stockholder can only cover its short position with the securities they receive from us upon conversion. All of these limitations may affect the marketability of the shares.

     We have agreed to indemnify the selling stockholders,  or their transferees or assignees,  against  certain  liabilities,  including  liabilities  under the
Securities  Act of 1933,  as amended,  or to  contribute to payments the selling
stockholders  or  their  respective  pledgees,   donees,  transferees  or  other
successors in interest, may be required to make in respect of such liabilities.

     If the selling stockholders notify us that they have a material arrangement with a  broker-dealer  for the  resale  of the  common  stock,  then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus  supplement to describe the agreements between the selling stockholders and the broker-dealer.

PENNY STOCK

     The  Securities  and  Exchange  Commission  has  adopted  Rule 15g-9  which establishes the definition of a "penny stock," for the purposes  relevant to us, as any equity  security  that has a market price of less than $5.00 per share or with an  exercise  price of less  than  $5.00  per  share,  subject  to  certain exceptions.  For any  transaction  involving a penny stock,  unless exempt,  the rules require:

o    that a broker or dealer  approve a person's  account  for  transactions  in penny stocks; and
o    the broker or dealer  receive from the investor a written  agreement to the transaction,  setting forth the identity and quantity of the penny stock to be purchased.

     In order to approve a person's  account for  transactions  in penny stocks, the broker or dealer must

o    obtain financial  information and investment  experience  objectives of the person; and
o    make a reasonable  determination  that the transactions in penny stocks are suitable  for that  person  and the  person has  sufficient  knowledge  and experience in financial  matters to be capable of  evaluating  the risks of transactions in penny stocks.

     The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure  schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

o    sets  forth the basis on which the  broker or dealer  made the  suitability determination; and
o    that the broker or dealer  received a signed,  written  agreement  from the investor prior to the transaction.

     Disclosure also has to be made about the risks of investing in penny stocks in both public  offerings  and in  secondary  trading and about the  commissions payable to both the  broker-dealer  and the registered  representative,  current quotations  for the  securities  and the rights  and  remedies  available  to an investor  in  cases  of fraud in  penny  stock  transactions.  Finally,  monthly statements  have to be sent  disclosing  recent price  information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

     The table below sets forth information  concerning the resale of the shares of common  stock by the selling  stockholders.  We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants.  Assuming all the shares  registered below are sold by the selling  stockholders,  none of the  selling  stockholders will continue to own any shares of our common stock.

     The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock  beneficially  owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the  offering,  assuming  they sell all of the shares offered.

                                                     Total
                        Total Shares of            Percentage                                                                       Percentage
                         Common Stock              of Common       Shares of                                            Beneficial  of Common
                         Issuable Upon              Stock,        Common Stock     Beneficial         Percentage of     Ownership   Stock Owned
                         Conversion of             Assuming       Included in      Ownership          Common Stock      After the      After
                          Debentures                 Full         Prospectus       Before the         Owned Before      Offering     Offering
    Name                and/or Warrants*          Conversion         (1)           Offering**          Offering**         (3)          (3)
--------------------------------------------------------------------------------------------------------------------------------------------------

AJW Offshore, Ltd.        20,900,000                 16.41%          Up to          5,590,421             4.99%           --            --
(2)                                                               41,800,000
                                                                    shares of
                                                                   common stock
--------------------------------------------------------------------------------------------------------------------------------------------------
AJW Qualified             10,450,000                  8.94%          Up to          5,590,421             4.99%           --            --
Partners, LLC (2)                                                 20,900,000
                                                                   shares of
                                                                  common stock
--------------------------------------------------------------------------------------------------------------------------------------------------
AJW Partners, LLC         20,900,000                 16.41%          Up to          5,590,421             4.99%           --            --
(2)                                                               41,800,000
                                                                   shares of
                                                                  common stock

*    This column  represents an estimated  number based on a conversion price as of a recent date of February 7, 2003 of $.03,  divided  into the  principal amount.

**   These columns  represents  the aggregate  maximum  number and percentage of shares that the selling  stockholders  can own at one time (and  therefore, offer for resale at any one time) due to their 4.99% limitation.

     The number and  percentage  of shares  beneficially  owned is determined in accordance  with Rule  13d-3 of the  Securities  Exchange  Act of 1934,  and the
information is not necessarily  indicative of beneficial ownership for any other purpose.  Under such rule,  beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares,  which the selling stockholders has the right to acquire within
60 days.  The  actual  number  of  shares  of  common  stock  issuable  upon the conversion of the convertible  debentures is subject to adjustment depending on, among other factors,  the future market price of the common stock,  and could be materially less or more than the number estimated in the table.

(1)  Includes a good faith  estimate of the shares  issuable upon  conversion of the  convertible  debentures  and  exercise of  warrants,  based on current market  prices.  Because the number of shares of common stock issuable upon conversion  of the  convertible  debentures  is  dependent in part upon the market price of the common stock prior to a  conversion,  the actual number of  shares of  common  stock  that  will be  issued  upon  conversion  will fluctuate  daily and cannot be determined at this time.  Under the terms of the convertible debentures, if the convertible debentures had actually been converted on February 7, 2003, the conversion  price would have been $.015.
     The actual number of shares of common stock offered in this prospectus, and included in the registration  statement of which this prospectus is a part, includes such additional  number of shares of common stock as may be issued or issuable upon conversion of the  convertible  debentures and exercise of the  related  warrants  by reason of any stock  split,  stock  dividend  or similar transaction involving the common stock, in accordance with Rule 416 under the Securities  Act of 1933.  However the selling  stockholders  have contractually agreed to restrict their ability to convert their convertible debentures  or exercise  their  warrants  and receive  shares of our common stock  such that the  number of shares of common  stock held by them in the aggregate and their  affiliates  after such conversion or exercise does not exceed 4.9% of the then issued and  outstanding  shares of common  stock as
     determined  in   accordance   with  Section  13(d)  of  the  Exchange  Act.
     Accordingly,  the  number of shares of common  stock set forth in the table for the selling  stockholders  exceeds the number of shares of common stock that the  selling  stockholders  could own  beneficially  at any given time through their ownership of the convertible  debentures and the warrants. In that regard,  the  beneficial  ownership of the common stock by the selling stockholder  set forth in the table is not  determined in  accordance  with
     Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2)  The selling  stockholders  are  affiliates  of each other  because they are under common control.  AJW Partners,  LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey S. Ribotsky is the fund manager,  has voting and investment control  over the shares  listed  below  owned by AJW  Partners,  LLC.  AJW
     Offshore,  Ltd., formerly known as AJW/New Millennium Offshore,  Ltd., is a private investment fund that is owned by its investors and managed by First
     Street  Manager II, LLC.  First  Street  Manager II, LLC, of which Corey S.
     Ribotsky is the fund manager,  has voting and  investment  control over the shares owned by AJW Offshore,  Ltd. AJW Qualified  Partners,  LLC, formerly known as Pegasus Capital Partners,  LLC, is a private  investment fund that is owned by its investors  and managed by AJW Manager,  LLC, of which Corey
     S.  Ribotsky and Lloyd A. Groveman are the fund  managers,  have voting and investment  control  over the shares  listed  below owned by AJW  Qualified
     Partners,  LLC. We have been notified by the selling stockholders that they are not  broker-dealers  or  affiliates  of  broker-dealers  and that  they believe they are not required to be broker-dealers.

(3)  Assumes that all securities registered will be sold.

Terms of Convertible Debentures

     To obtain funding for our ongoing operations,  we entered into a Securities
Purchase  Agreement  with the selling  stockholders  on February 6, 2003 for the sale of (i)  $750,000  in  convertible  debentures  and (ii) a  warrants  to buy
2,250,000  shares of our common stock. The investors are obligated to provide us with the funds as follows:

o    $250,000 was disbursed on February 6, 2003;

o    $250,000  will be  disbursed  within  five  business  days of  filing  this prospectus with the SEC; and

o    $250,000 will be disbursed  within five  business  days of this  prospectus being declared effective by the SEC.

     Accordingly,  we  have  received  a  total  of  $250,000  pursuant  to  the
Securities Purchase Agreement.

     The  debentures  bear  interest  at 12%,  mature  one year from the date of issuance,  and are convertible into our common stock, at the investors'  option, at the lower of:

o    $0.05; or
o    50% of the  average of the three  lowest  intraday  trading  prices for the common  stock on a principal  market for the 20 trading days before but not including the conversion date.

     The  full  principal  amount  of the  convertible  debentures  are due upon default under the terms of convertible debentures.  In addition, we have granted the  investors  a  security  interest  in  substantially  all of our  assets and intellectual property and registration rights.

     The warrants are exercisable  until five years from the date of issuance at a purchase  price of $0.0 5 per share.  In addition,  the exercise  price of the warrants  will be adjusted in the event we issue  common  stock at a price below market,  with the  exception  of any  securities  issued  as of the date of this warrant.

     The  conversion  price  of the  debentures  and the  exercise  price of the warrants  may be  adjusted  in certain  circumstances  such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

     The  selling  stockholders  have  contractually  agreed to  restrict  their ability to convert their  convertible  debentures or exercise their warrants and receive  shares of our  common  stock  such that the  number of shares of common stock held by them in the aggregate and their  affiliates  after such conversion or exercise  does not exceed 4.9% of the then issued and  outstanding  shares of common stock.

     We have granted the selling  stockholders a security interest in all of our assets to secure the payment of the  principal  and interest due pursuant to the convertible debentures.

     A complete copy of the Securities  Purchase Agreement and related documents were  filed  with  the  SEC as  exhibits  to our  Form  SB-2  relating  to  this prospectus.

Sample Conversion Calculation

     The  number of  shares of common  stock  issuable  upon  conversion  of the debentures  is  determined  by dividing  that  portion of the  principal  of the debenture  to be  converted,  if any,  by the  conversion  price.  For  example, assuming  conversion of $750,000 of debentures on February 7, 2003, a conversion price of $0.015 per share the number of shares  issuable upon  conversion  would be:

$750,000/$.015 =  50,000,000 shares

     The  following  is an example  of the amount of shares of our common  stock that are issuable,  upon  conversion of the principal  amount of our convertible debentures,  based on market prices 25%, 50% and 75% below the market price,  as of February 7, 2003 of $0.03.

                                                        With            Number of Shares        Percentage of
% Below Market             Price Per Share          Discount of 50%          Issable          Outstanding Stock
----------------------------------------------------------------------------------------------------------------

     25%                        $.0255                  .01125             66,666,667             38.51%
     50%                        $.0150                   .0075            100,000,000             48.44%
     75%                        $.0075                  .00375            200,000,000             65.27%

                                  LEGAL MATTERS

     The  validity of the shares of common  stock being  offered  hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

                                     EXPERTS

     Enrhardt,  Keefe,  Steiner & Hottman , P.C. ,  independent  auditors,  have audited our consolidated  financial  statements as of December 31, 2001, and for the year then  ended,  as set forth in their  report  thereon,  which  financial statements  and report are included  elsewhere in this  Registration  Statement.
These  consolidated  financial  statements  are  included  in  reliance on their report, given on their authority as experts in accounting and auditing.

     Kenneth  Lieberman,  CPA,  P.A.,  independent  auditors,  have  audited our consolidated financial statements as of December 31, 2000, and for the year then ended,  as set forth in their report  thereon,  which  financial  statements and report are included elsewhere in this Registration Statement. These consolidated financial  statements  are included in reliance on their report,  given on their authority as experts in accounting and auditing.

                             AVAILABLE INFORMATION

     We have filed a  registration  statement on Form SB-2 under the  Securities
Act of 1933, as amended, relating to the shares of common stock being offered by this  prospectus,  and reference is made to such  registration  statement.  This prospectus constitutes the prospectus of iDial Networks,  Inc., filed as part of the  registration  statement,  and it does not  contain all  information  in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

     We are subject to the informational requirements of the Securities Exchange
Act of 1934  which  requires  us to file  reports,  proxy  statements  and other information  with the Securities and Exchange  Commission.  Such reports,  proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary  Plaza,  450 Fifth Street N.W.,  Washington  D.C. 20549.
Copies of such material can be obtained from the Public Reference Section of the
SEC at  Judiciary  Plaza,  450 Fifth  Street  N.W.,  Washington,  D.C.  20549 at
prescribed rates. Because we file documents electronically with the SEC, you may also  obtain  this  information  by  visiting  the  SEC's  Internet  website  at
http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

                              IDIAL NETWORKS, INC.

                              FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2002 and September 30, 2001

Balance Sheet
Statement of Loss and Accumulated Deficit
Statement of Cash Flows
Notes to Financial Statements

For the Years Ended December 31, 2001 and December 31, 2000

Report of Independent Certified Public Accountants
Balance Sheet
Statement of Loss and Accumulated Deficit
Statement of Stockholders' Deficit
Statement of Cash Flows
Notes to Financial Statements

                              IDIAL NETWORKS, INC.
                                AND SUBSIDIARIES

                         PART I. - FINANCIAL INFORMATION

Item 1. - Financial Statements.
-------------------------------

                           Consolidated Balance Sheet

                                                           September 30,    December 31,
                                                               2002            2001
                                                           -------------    ------------
                                                            (unaudited)
                                         Assets
Current assets
  Cash                                                          941,460      $  381,803
  Accounts receivable - net                                     177,702         260,314
                                                             ----------      ----------
      Total current assets                                    1,119,162         642,117
                                                             ----------      ----------

Non-current assets
  Property and equipment, net                                   860,395         491,841
  Intangibles, net                                               96,750       1,577,472
  Deposits                                                       71,614          51,214
                                                             ----------      ----------
      Total non-current assets                                1,028,759       2,120,527
                                                             ----------      ----------

Total assets                                                 $2,147,921      $2,762,644
                                                             ==========      ==========

                          Liabilities and Stockholders' Deficit
Current liabilities
  Line-of-credit                                             $       -       $   14,704
  Accounts payable - trade                                    1,830,560       1,323,232
  Accrued liabilities                                           639,542         625,315
  Deferred revenue                                              148,022          51,485
  Current portion of long-term debt                               8,322           7,342
  Current portion of capital lease obligation                    44,523          40,855
  Deposits from customers                                            -           70,950
  Note payable - stockholder                                  1,452,734       1,527,399
  Net liabilities of discontinued operations                         -          153,320
                                                             ----------      ----------
      Total current liabilities                               4,123,703       3,814,602
                                                             ----------      ----------

Non-current liabilities
  Note payable, less current portion                              7,496         391,426
  Capital lease obligations, less current portion                    -           17,834
                                                             ----------      ----------
      Total non-current liabilities                               7,496         409,260
                                                             ----------      ----------
      Total liabilities                                       4,131,199       4,223,862
                                                             ----------      ----------

Commitments and contingencies

Stockholders' deficit
  Preferred stock, no par value, 30,000,000 shares
   authorized, no shares issued and outstanding                      -               -
  Common stock, $.005 par value, 500,000,000 shares
  authorized and 106,442,055 (2002) and 88,118,454
  (2001) shares issued and outstanding                          532,211         440,592

  Additional paid in capital                                 18,060,063      17,397,941

  Accumulated deficit                                       (20,575,552)    (19,299,751)
                                                            -----------     -----------
      Total stockholders' deficit                            (1,983,278)     (1,461,218)
                                                             ----------      ----------

Total liabilities and stockholders' deficit                  $2,147,921      $2,762,644
                                                             ==========      ==========

See notes to consolidated financial statements.

                              IDIAL NETWORKS, INC.
                                AND SUBSIDIARIES

                      Unaudited Consolidated Statements of Operations

                                       Three Months Ended         Nine Months Ended
                                          September 30,             September 30,
                                   -------------------------  ------------------------
                                       2002         2001         2002         2001
                                   ------------   ----------  -----------   ----------

Sales                               $ 6,010,697   $1,573,821  $10,508,952   $2,574,731
                                    -----------   ----------  -----------   ----------

Cost of goods sold
  Cost of sales                       4,824,790      403,443    8,450,288    1,681,811
  Depreciation and amortization          58,961      252,281      149,974      753,004
                                    -----------   ----------   ----------   ----------
      Total cost of goods sold        4,883,750      655,724    8,600,262    2,434,815
                                    -----------   ----------   ----------   ----------

Gross profit                          1,126,946      918,097    1,908,690      139,916
                                    -----------   ----------   ----------   ----------

Selling, general and
 administrative expenses
  General and administrative
   expenses                             851,449      462,497    2,157,694      899,337
  Depreciation and amortization          19,202      405,629       42,470      578,950
                                    -----------   ----------   ----------   ----------
      Total selling, general and
       administrative expenses          870,651      868,126    2,200,164    1,478,287
                                    -----------   ----------   ----------   ----------

Other income (expense)
  Gain from sale of assets                   -            -         1,816           -
  Interest expense                     (239,896)    (250,777)    (501,046)    (491,208)
  Loss on extinguishment of debt       (400,338)          -      (400,338)          -
  Gain from settlement on vendor
   contract                           1,169,589           -     1,169,589           -
                                    -----------   ----------   ----------   ----------
      Total other income
       (expense)                        529,355     (250,777)     270,021     (491,208)
                                    -----------   ----------   ----------   ----------

Net Income (loss) from
continuing operations               $   785,650   $ (200,806)  $  (21,453)  (1,829,579)
                                    -----------   ----------   ----------   ----------

Gain (Loss) from discontinued
 operations of Whoofnet             $   229,620   $       -    $  229,620   $ (930,480)
(Loss) gain from discontinued
 operations -2sendit                    (18,070)     (63,860)     (35,497)      37,682
                                    -----------   ----------   ----------   ----------
                                        211,550      (63,860)     194,123     (892,798)
                                    -----------   ----------   ----------   ----------

Cumulative effect of accounting
 change                                      -            -    (1,448,472)          -
                                    -----------   ----------   ----------   ----------

Net income ( loss )                 $   997,201   $ (264,666) $(1,275,801) $(2,722,376)
                                    ===========   ==========  ===========  ===========

Basic and diluted loss from
 continuing operations per
 common share                       $      0.01   $     0.00  $     (0.00) $     (0.03)
                                    ===========   ==========  ===========  ===========

Basic and diluted loss from
 discontinued operations per
 common share                       $      0.00   $     0.00  $      0.00  $     (0.01)
                                    ===========   ==========  ===========  ===========

Basic and diluted loss per share
 from accounting change             $       -     $       -    $    (0.01) $        -
                                    ==========    ==========   ==========  ===========

Basic and diluted net income

 (loss) per share                   $      0.01   $     0.00  $     (0.01) $     (0.04)
                                    ===========   ==========  ===========  ===========

Basic and diluted weighted
 average common shares
 outstanding                        103,095,990   87,112,594   103,095,990  87,112,594
                                    ===========   ==========   =========== ===========

                See notes to consolidated financial statements.

                              IDIAL NETWORKS, INC.
                                AND SUBSIDIARIES

                 Unaudited Consolidated Statements of Cash Flows

                                                             For the Nine Months Ended
                                                                   September 30,
                                                            --------------------------
                                                               2002            2001
                                                            -----------     -----------
Cash flows from operating activities
  Net loss                                                  $(1,275,801)    $(2,722,376)
                                                            -----------     -----------
  Adjustments to reconcile to net cash provided by
   (used in) operating activities
   Stock issued for services                                    546,310              -
   Depreciation                                                 214,391         779,007
    Gain on sale of equipment                                    (1,816)             -
   Amortization of discount on convertible notes payable        374,904         367,004
   Amortization of intangible assets                             32,250       1,180,692
   Cumulative effect of accounting change                     1,448,472              -
   Gain on write-off of liabilities of discontinued
    operations                                                 (229,620)             -
   Loss on extinguishment of  debt                              400,338              -
   Changes in assets and liabilities
     Accounts receivable - net                                   82,612         (75,606)
     Accounts receivable - other                                     -          (18,238)
     Prepaid expenses                                                -           (1,340)
     Deposits                                                   (20,400)         (1,842)
     Accounts payable - trade                                   507,328         175,876
     Accrued expenses                                            90,932          78,672
     Deposits from customers                                    (70,950)             -
     Deferred revenue                                            96,537         (15,737)
                                                             ----------      ----------
      Net cash provided by (used in) operating
       activities                                             2,195,487        (253,890)
                                                             ----------      ----------

Cash flows from investing activities
  Purchase of property and equipment                           (631,313)       (156,385)
  Proceeds from sale of equipment                                50,184              -
  Notes receivable                                                   -          (10,000)
                                                             ----------      ----------
      Net cash used in investing activities                    (581,129)       (166,385)
                                                             ----------      ----------

Cash flows from financing activities
  Cash paid for extinguishment of convertible debt             (969,191)             -
  Cash paid for repurchase of common shares                     (16,000)             -
  Proceeds from long term debt                                       -          754,207
  Proceeds from stockholder loans                                    -           41,905
  Payment on line-of-credit                                     (14,704)             -
  Payment on long-term debt                                      (7,855)        (59,863)
  Payment on stockholder loans                                  (32,785)        (75,000)
  Capital leases, net                                           (14,166)             -
                                                             ----------      ---------
      Net cash provided from (used in) financing
       activities                                            (1,054,701)        661,249
                                                             ----------      ----------

Net increase in cash                                            559,657         240,974

Cash - beginning of year                                        381,803          67,410
                                                             ----------      ----------

Cash - end of period                                         $  941,460      $  308,384
                                                             ==========      ==========

Supplemental disclosure of cash activity:

    Cash paid for interest was $11,126 (2002) and $124,205 (2001).

Supplemental disclosure of non-cash activity:

    During  2002,  the Company  converted  notes  payable of $172,675,  accrued  interest of
    $11,622 and settlement fees of $39,135 into 17,896,000 shares of common stock.

    During  2002,  the Company  issued  19,377,000  shares of common  stock in the amount of
    $546,310 for professional services rendered.

    During  2002,  the  Company  impaired  goodwill  and  recognized  a loss  related to the impairment of goodwill (Note 2).

    During  2002,  the Company  wrote off  liabilities  related to Whoofnet in the amount of
    $229,620 (Note 5)

    During 2002, the Company  canceled  17,949,499 of common stock  resulting from a default judgment related to Whoofnet. (Note 5).

                See notes to consolidated financial statements.

                              IDIAL NETWORKS, INC.
                                AND SUBSIDIARIES

                          Notes to Financial Statements

Note 1 - Organization And Summary Of Significant Accounting Policies

Organization and Business

The Company had its origin in May 1997,  when  WoodComm,  LLC, a Nevada  limited liability company was formed. In April 1999, WoodComm,  LLC was converted from a limited  liability  company  to  a  Nevada  corporation.  At  the  time  of  the conversion,  the  company  name was  changed  to  WoodComm  International,  Inc.
("WCI").  In December 1999,  Desert  Springs  Acquisition  Corporation  ("Desert
Springs"),  a Colorado  corporation,  acquired all of the issued and outstanding common  stock of WCI in exchange  for  30,930,000  shares of the common stock of
Desert Springs,  and WCI was merged into Desert Springs. For financial reporting purposes, this transaction was treated as an additional capitalization of WCI (a reverse  acquisition),  even though Desert  Springs was the surviving  corporate entity.  However, for financial reporting purposes,  WCI is considered to be the surviving entity.  The historical  financial  statements prior to the merger are those of WCI.  Desert  Springs'  only  assets  and  liabilities  consisted  of a liability of $80,346. The liabilities were not assumed in the merger. In January
2000,  Desert Springs moved its state of incorporation to Nevada and changed its name to iDial Networks, Inc (a Nevada corporation).

The Company's administrative offices are located at 2204 Timberloch Place, Suite
225, The Woodlands, Texas 77380, and the telephone number is (281) 465-3100. The
Company's  website can be found at www.idnw.com.  The information on the website is not part of this Form 10-QSB.

In November 2000, the Company  acquired 100% of the stock of  2sendit.com,  Inc.
("2sendit.com"),  a  Colorado  corporation,  in  exchange  for the  issuance  of
8,399,994 new investment shares of the common stock of the Company. In the third
quarter  of  2002  the  Company   decided  to  discontinue   the  operations  of
2sendit.com. (See Note 6.)

In April of 2002 the Company  incorporated a new wholly owned subsidiary,  Dibz,
Inc. Dibz produces and markets the "Dibz card" which is a prepaid "stored value"
card that can be used to purchase  online  digital  content and to make discount phone calls.

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information.
In the opinion of management,  all adjustments  (consisting of normal  recurring accruals)  considered  necessary  for a fair  presentation  have been  included.
Operating  results for the quarter ended  September 30, 2002 are not necessarily indicative  of the results that may be expected for the year ended  December 31,
2002. For further  information,  refer to the consolidated  financial statements and footnotes included in the Company's annual report on Form 10-KSB.

Principals of Consolidation

The  consolidated  financial  statements  for 2002 include the accounts of Idial
Networks,  Inc.,  (Idial) and its wholly owned  subsidiary  Dibz,  Inc.  (Dibz),
(collectively the Company).  The operations of Whoofnet.com are also included in the statement of operations  for the nine months ended  September 30, 2001.  The operations of this segment were  discontinued in the fourth quarter of 2001, but there were no operations in the third quarter of 2001. The operations of 2sendit are also  included as  discontinued  operations  for all period  presented.  All significant inter-company transactions and balances have been eliminated.

Results of Operations

The following  table sets forth  statement of operations data as a percentage of revenues for the periods indicated:

                                      Three Months Ended         Nine Months Ended
                                         September 30,             September 30,
                                    -----------------------    ----------------------
                                      2002          2001         2002         2001
                                    ---------    ----------    ---------    ---------

Total revenue                           100.0%        100.0%       100.0%       100.0%
Cost of sales excluding
 depreciation and amortization           80.3          25.6         80.4         65.3
                                    ---------    ----------    ---------    ---------

Gross margin                             19.7          74.4         19.6         34.7

Selling, general and
 administrative                          14.2          29.4         20.5         34.9
                                    ---------     ---------    ---------    ---------

EBITDA                                    5.5          45.0         (0.9)        (0.2)

Depreciation and amortization             1.3          41.9          1.9         51.8
                                    ---------     ---------    ---------    ---------

Net operating gain (loss)                 4.2           3.1         (2.8)       (52.0)

Other income (expense)                    8.8         (15.9)         2.6        (19.0)
                                    ---------     ---------    ---------    ---------

Net income (loss) from
continuing operations                    13.0%        (12.8)%       (0.2)%      (71.0)%
                                    =========     =========    =========    =========

Reclassifications

Certain  amounts in the 2001  financial  statements  have been  reclassified  to present discontinued operations.

Note 2 - Impairment of Goodwill

In July 2001, the FASB issued SFAS Nos. 141 and 142 "Business  Combinations" and
"Goodwill  and other  Intangible  Assets."  Statement  141 requires all business combinations  initiated  after  June 30,  2001 to be  accounted  for  using  the purchase  method.  Under the  guidance of Statement  142,  goodwill is no longer subject to amortization over its estimated useful life. Rather, goodwill will be subject to at least an annual assessment for impairment by applying a fair value base test.  Statement 142 is effective for financial  statement  dates beginning after December 15, 2001.

During the second quarter management revised its projections for 2sendit. Due to the loss of a significant customer that the Company has not been able to replace and the resulting negative effect on future cash flow, the fair value of 2sendit valued on a discounted  cash flow basis did not support the  carrying  value and management  has impaired the carrying  value of goodwill of 1,448,472,  which is reflected as an accounting  change.  The  goodwill,  which has been impaired was reclassified  to the Company's  marketing  services  segment in connection  with implementing Statement 142. In adopting Statement 142 as of January 1, 2002, the
Company also no longer amortizes goodwill.

As required by  Statement  142,  the  accounting  change has been  retroactively recorded in the first quarter of 2002. Had the Company adopted  Statement 142 as of January 1, 2001, the historical amounts  previously  reported would have been adjusted to the following:

                                                          Three Months      Nine Months
                                                              Ended            Ended
                                                           September 30,    September 30,
                                                               2001            2001
                                                            -----------     -----------

Net loss as reported                                        $  (264,666)    $(2,722,376)
Addback:  goodwill amortization                                 415,064       1,180,692
                                                            -----------     -----------

Adjusted net income (loss)                                  $   150,398     $(1,541,684)
                                                            ===========     ===========

Basic and diluted loss per share as reported                $     (0.00)    $     (0.03)
Goodwill amortization                                             (0.00)          (0.01)
                                                            -----------     -----------

Adjusted loss per share                                     $     (0.00)    $     (0.02)
                                                            ===========     ===========

Note 3 - Intangible Assets

The Company's intangible assets subject to amortization are all in the Company's
Internet based voice telecommunications segment and consist of the following:

Trademarks                                                              $   215,000
Accumulated amortization                                                   (118,250)
                                                                        -----------

                                                                        $    96,750
                                                                        ===========

Note 4 - Common Stock Issuances

During the nine months ended September 30, 2002, the Company issued common stock for services  rendered and for payment on its convertible note payable.  A total of 19,377,000 shares were issued for services at a value of $546,310. A total of
14,493,000  shares were  issued in payment of the  convertible  note  payable of
$172,675 for principal, $11,622 for interest and $39,135 for settlement fees.

Note 5 - Cancellation of Shares of Common Stock

On August 7, 2000,  in accordance  with an Agreement and Plan of  Reorganization
(the "Agreement"),  the Company agreed to acquire Whoofnet.Com,  Inc., a Florida
Corporation  ("Whoofnet"),  for issuance of 10,000,000 shares of common stock of the  Company.  Thereafter,  the Company  instituted  legal  proceedings  against
Whoofnet  and  Mr.  Carl  Battie   (Whoofnet  and  Mr.  Battie  are  hereinafter
collectively  referred to as the  "Defendants") in the District Court for Dallas
County,  Texas (the "Court") alleging that the Defendants violated certain terms of the Agreement.  The Company was seeking damages resulting from the violations of the  Agreement as well as the  rescission of the  Agreement.  On September 9,
2002, a Default Judgment was entered against the Defendants as a result of their failure  to appear and the Court held that,  among  other  items,  all shares of common  stock of the  Company  issued  to  shareholders  of  Whoofnet  should be canceled  and  returned to the  Company.  The  Company,  pursuant to the Default
Judgment,  canceled  17,949,499  shares of common stock,  which is the number of shares issued in connection  with the  Agreement on a  post-forward  split basis that was implemented in November 2000.

In the third quarter the Company also canceled  1,000,000 shares of common stock that were purchased from a former employee for a cash payment of $16,000.

Note 6 - Discontinuation of Operations of 2sendit

During the third quarter management revised its projections for 2sendit.  Due to the loss of a  significant  customer  that  the  Company  has not  been  able to replace, and the resulting negative effect on 2sendit cash flow,  management has decided to discontinue  the operations of 2sendit.  The effect of this change on the  Company's  operations  is shown for all periods  presented as  discontinued
operations. The remaining equipment is being utilized in the operations of Idial in the internet-based voice telecommunications segment.

Note 7 - Extinguishment of Debt

On August 30, 2002 the Company signed an agreement to extinguish its convertible notes  payable for a cash  payment of  $969,191  and the  issuance of  3,403,000 shares of common stock. The transaction resulted in an loss on extinguishment of debt in the amount of $400,338,  which  consists of the remaining  book value of the debt of $577,325 plus accrued  interest of $30,663 and settlement  fees paid in stock of  $39,135.  Remaining  unamortized  discount  was  taken to  interest expense.  Under the terms of the extinguishment  agreement warrants issued for a total of 166,666 common shares in conjunction  with the convertible  debt remain outstanding. The warrants expire in 2006.

Note 8 - Gain on Settlement of Contract

On August 9, 2002 the Company entered into a settlement  agreement in connection with an  operating  contract  with a  provider  of  telephone  services  for the
Company's  Voice-over-Internet-Protocol Network. The Company signed a settlement agreement and release of all claims  related to the contract,  and, as a result, recorded  a  $1,169,589  gain on  settlement  of the  contract  due to  payables incurred  under the  contract  that were  settled for less than the  contractual amounts.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
iDial Networks, Inc.
Denver, CO

We have audited the accompanying  consolidated  balance sheet of iDial Networks,
Inc.  as of  December  31,  2001,  and the  related  statements  of  operations, stockholders'  deficit and cash flows for the year then ended.  These  financial
statements   are  the   responsibility   of  the   Company's   management.   Our
responsibility  is to express an opinion on these financial  statements based on our audit.

We conducted our audit in accordance with auditing  standards  generally accepted in the  United  States  of  America.  Those  standards  require  that we plan and perform the audit to obtain  reasonable  assurance  about  whether the  financial statements are free of material  misstatement.  An audit includes  examining,  on a test basis,  evidence  supporting the amounts and  disclosures in the financial statements.  An audit also includes  assessing  the  accounting  principles  used and significant  estimates made by management,  as well as evaluating the overall
financial   statement   presentation.   We  believe  that  our  audit  provide  a
reasonable basis for our opinion.

In our opinion, the consolidated  financial statements referred to above present fairly, in all material respects, the financial position of iDial Networks, Inc.
as of December 31, 2001,  and the results of its  operations  and its cash flows for the year then  ended in  conformity  with  accounting  principles  generally accepted in the United States of America.

The accompanying  consolidated  financial statements have been prepared assuming the Company  will  continue as a going  concern.  As  discussed in Note 2 to the consolidated  financial  statements,  the Company has experienced  circumstances which raise  substantial doubt about its ability to continue as a going concern.
Management's  plans  regarding  those  matters also are described in Note 2. The consolidated  financial  statements  do not include any  adjustments  that might result from the outcome of this uncertainty.

                                           /s/Ehrhardt Keefe Steiner & Hottman PC
                                              Ehrhardt Keefe Steiner & Hottman PC

April 15, 2002
Denver, Colorado

Kenneth Lieberman C.P.A., P.A.                                   (954) 971-8020
4400 W. Sample Road, Suite 216                               Fax (954) 971-1623
Coconut Creek,  FL. 33077

To the Board of Directors and Stockholders
IDial Networks, Inc.
The Woodlands, Texas

We  have  audited  the  accompanying   consolidated  statements  of  operations,
stockholders' deficit and cash flow of IDial Networks,  Inc. and Subsidiaries as of  December  31,  These  financial  statements  are the  responsibility  of the
Company's  management.  Our  responsibility  is to  express  an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards.
Those standards  require that we plan and perform the audit to obtain reasonable
assurance   about  whether  the  financial   statements  are  free  of  material
misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the  accounting  principles'  used and  significant  estimates made by management,  as well as evaluating the overall financial statement presentation.
We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated  financial statements referred to above present fairly, in all material respects,  the financial position of IDial Networks, Inc and  Subsidiaries  as of December 31, 2000 and the results of their  operations, and their cash flows for the period then ended,  in  conformity  with  generally accepted accounting principles.

The  accompanying  financial  statements  have been  prepared  assuming that the company  will  continue as a going  concern.  As  discussed  in the notes to the financial statements,  the Company has suffered recurring losses from operations and has a working  capital  deficiency  that raise  substantial  doubt about its ability to continue as a going  concern.  Management's  plans in regard to these matters are described in notes.  The  consolidated  financial  statements do not include any adjustments that might result from the outcome of this uncertainty.

Kenneth Lieberman CPA, PA.
Coconut Creek, Florida
July 19, 2001

                              IDIAL NETWORKS, INC.

                           Consolidated Balance Sheet
                                December 31, 2001

                                     Assets

Current assets
   Cash                                                                $     381,803
   Accounts receivable - net                                                 260,314
                                                                       -------------
     Total current assets                                                    642,117
                                                                       -------------
Non-current assets
   Property and Equipment, net                                               491,841
   Intangibles, net                                                        1,577,472
   Deposits                                                                   51,214
                                                                       -------------
     Total non-current assets                                              2,120,527
                                                                       -------------

Total assets                                                           $   2,762,644
                                                                       =============

                      Liabilities and Stockholders' Deficit

Current liabilities
   Line-of-credit                                                      $      14,704
   Accounts payable - trade                                                1,323,232
   Accrued liabilities                                                       625,315
   Deferred revenue                                                           51,485
   Current portion of long-term debt                                           7,342
   Current portion of capital lease obligation                                40,855
   Deposits                                                                   70,950
   Note payable - stockholder                                              1,527,399
   Net assets of discontinued operations                                     153,320
                                                                       -------------
     Total current liabilities                                             3,814,602
                                                                       -------------

Non-current liabilities

   Notes payable, less current portion                                       391,426
   Capital lease obligations, less current portion                            17,834
                                                                       -------------
     Total non-current liabilities                                           409,260
                                                                       -------------
     Total liabilities                                                     4,223,862
                                                                       -------------
Commitments and contingencies

Stockholders' deficit
   Preferred stock, no par value, 30,000,000 shares authorized, no
    shares issued and outstanding.                                                -
   Common Stock, $.005 par value, 500,000,000 shares authorized and
    88,118,454 shares issued and outstanding.                                440,592
   Additional paid-in capital                                             17,397,941
   Accumulated deficit                                                   (19,299,751)
                                                                       -------------
     Total stockholders' deficit                                          (1,461,218)
                                                                       -------------

Total liabilities and stockholders' deficit                            $   2,762,644
                                                                       =============

                 See notes to consolidated financial statements.

                              IDIAL NETWORKS, INC.

                      Consolidated Statements of Operations

                                                             For the Years Ended
                                                                 December 31,
                                                         ---------------------------
                                                              2001          2000
                                                         ---------------------------

Sales                                                    $   5,729,286 $   1,798,131
                                                         ---------------------------
                                                             5,729,286     1,798,131
                                                         ---------------------------

Cost of goods sold
   Cost of sales                                             4,336,182     1,607,334
   Depreciation                                                262,014       218,370
                                                         ---------------------------
     Total cost of goods sold                                4,598,196     1,825,704
                                                         ---------------------------

Gross profit (loss)                                          1,131,090       (27,573)
                                                         ---------------------------

Selling, general and administrative expenses
   General and administrative expenses                       1,701,235     7,558,248
   Depreciation and amortization                               497,347       274,045
                                                         ---------------------------
     Total selling, general, and administrative expenses     2,198,582     7,832,293
                                                         ---------------------------

Other income (expense)
   Interest expense                                           (703,320)     (156,630)
                                                         ---------------------------
                                                              (703,320)     (156,630)
                                                         ---------------------------
Loss from continuing operations                             (1,770,812)   (8,016,496)
                                                         ---------------------------

Discontinued operations
   Loss on disposal of discontinued operations              (7,558,632)   (1,099,000)
                                                         ---------------------------
                                                            (7,558,632)   (1,099,000)
                                                         ---------------------------

Net loss                                                 $  (9,329,444) $ (9,115,496)
                                                         ===========================

Basic and diluted weighted average common shares
    outstanding                                             87,536,658    48,479,304
                                                         ===========================

Basic and diluted loss from continuing
 operations per common share                             $       (0.02) $      (0.17)

Basic and diluted loss from discontinued
 operations per common share                             $       (0.09) $      (0.02)
                                                         ===========================

                 See notes to consolidated financial statements.

                              IDIAL NETWORKS, INC.

           Consolidated Statement of Changes in Stockholders' Deficit
                 For the Years Ended December 31, 2001 and 2000

                                              Common Stock        Additional                  Accumulated       Total
                                         -----------------------    Paid-in    Accumulated   Comprehensive   Stockholders'
                                            Shares      Amount      Capital      Deficit      Income/Loss       Deficit
                                         ---------------------------------------------------------------------------------

Balance - December 31, 1999               37,085,000 $    37,085 $   643,915   $  (854,809)   $         -     $   (173,809)

Stock issued with acquisition -
 Whoofnet.com, Inc.                       19,787,000      19,787   8,080,213            -               -        8,100,000

Stock issued with acquisition -
 2Sendit.com, Inc.                         8,399,994       8,400   1,960,559            -               -       1,968,959

Stock issued to officers and directors     5,908,460       5,908   1,748,976            -               -        1,754,884

Stock issued for consulting services      15,964,000      15,964   4,522,357            -               -        4,538,321

Other comprehensive losses                        -           -           -             -          (42,000)        (42,000)

Net loss from operations                          -           -           -     (9,115,498)             -       (9,115,498)
                                         ---------------------------------------------------------------------------------

Balance - December 31, 2000               87,144,454      87,144  16,956,020    (9,970,307)        (42,000)      7,030,857

Intrinsic value of in-the-money
 conversion features related to
 convertible notes payable                        -           -      905,899            -               -          905,899

Debt issuance costs on convertible debt           -           -    (139,750)            -               -         (139,750)

Change in par value of common stock               -      348,578   (348,578)            -               -               -

Stock issued for services                    974,100       4,870      24,350            -               -           29,220

Realized loss on marketable security              -           -           -             -           42,000          42,000

Net loss                                          -           -           -     (9,329,444)             -       (9,329,444)
                                         ---------------------------------------------------------------------------------

Balance - December 31, 2001               88,118,554 $   440,592 $17,397,941  $(19,299,751)     $       -     $ (1,461,218)
                                         =================================================================================

                 See notes to consolidated financial statements.

                              IDIAL NETWORKS, INC.

                     Consolidated Statements of Cash Flows

                                                              For the Years Ended
                                                                  December 31,
                                                         ---------------------------
                                                              2001          2000
                                                         ---------------------------
Cash flows from operating activities
  Net loss                                               $  (9,329,444) $ (9,115,496)
                                                         ---------------------------
  Adjustments to reconcile  to net cash provided by
   (used in) operating activities
   Stock issued for services                                    29,220     6,293,205
   Depreciation                                                575,108       596,220
   Amortization of discount on convertible debt                530,811            -
   Amortization of intangible assets                         1,007,133       616,647
   Loss on disposal of assets of discontinued operations     6,628,152            -
   Changes in assets and liabilities
     Accounts receivable - net                                (208,783)       (3,661)
     Accounts receivable - other                                95,000      (105,000)
     Inventory                                                      -         (8,000)
     Deposits                                                    1,404       (27,596)
     Accounts payable - trade                                  136,408     1,029,200
     Accrued liabilities                                       575,529       (30,214)
     Deposits                                                   70,950            -
     Deferred revenue                                           20,229        31,254
                                                         ---------------------------
                                                             9,461,161     8,392,055
                                                         ---------------------------
      Net cash provided by (used in) operating
       activities                                              131,717      (723,441)
                                                         ---------------------------

Cash flows from investing activities
  Purchase of property and equipment                          (354,942)      (26,700)
  Acquisition of Subsidiaries, net of cash acquired                 -        129,702
  Net liabilities of discontinued operations                   153,320            -
                                                         ---------------------------
      Net cash (used in) provided by investing
       activities                                             (201,622)      103,002
                                                         ---------------------------

Cash flows from financing activities
  Net advances from line-of-credit                              14,704            -
  Proceeds from issuance of long term debt                     610,250            -
  Payment on long term debt                                         -         (7,920)
  Stockholder loans                                            (96,704)       757,662
  Proceeds from issuance of common stock                            -        100,000
  Payments on long term capital leases                        (143,952)     (173,374)
                                                         ---------------------------
      Net cash provided by financing activities                384,298       676,368
                                                         ---------------------------

Net increase in cash                                           314,393        55,929

Cash - beginning of year                                        67,410        11,481
                                                         ---------------------------

Cash - end of year                                       $     381,803 $      67,410
                                                         ===========================

Supplemental disclosure of cash flow information:

Cash paid for:                      Interest
                                   ----------

    2001                          $     26,473
    2000                          $         -

Supplemental disclosure of non-cash activity:
      During  2001,  the  Company   recorded   additional  paid  in  capital  and
      discounts  on  notes  payable  totaling  $905,899  in  connection  with the issuance of convertible debt.

      In 2001,  the Company wrote off  unrealizable  assets and recognized a loss related to discontinued operations of Whoofnet (Note 3).

                 See notes to consolidated financial statements.

                              IDIAL NETWORKS, INC.

                   Notes to Consolidated Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies

The  consolidated  financial  statements  include the accounts of iDial Networks,
Inc., (iDial) and it's wholly owned subsidiaries,  Whoofnet.com,  Inc, (Whoofnet)
and  2Sendit.Com,  Inc.  (2Sendit)  (collectively  the Company).  All significant inter-company transactions and balances have been eliminated.

The Company provides  Internet-based  services including voice  telecommunication to  customers  around the world.  The  Company  operates  selected  communication services,  including  phone cards and Internet  enabled  telephony.  The Internet triggered calls combine the flexibility of a computer  (on-line  billing and call records)  with the low  tariffs  of USA based  carriers  via  calling  centers or direct from home anywhere in the world.

Woodcomm,  LLC was  established  in May  1997 in the  state of  Nevada.  In April
1999,   Woodcomm,   LLC  was  reorganized  changing  from  an  LLC  to  a  Nevada
Corporation, Woodcomm International, Inc. (WCI).

In December 1999, Desert Springs  Acquisition  Corporation  (Desert  Springs),  a
Colorado  corporation  acquired all of the issued and  outstanding  common shares of WCI in  exchange  for  30,930,000  shares of common  stock of Desert  Springs.
For financial reporting purposes,  the business  combination was accounted for as an  additional  capitalization  of WCI (a  reverse  acquisition  with  WCI as the acquirer).  WCI is considered the surviving entity.

In January 2000,  Desert Springs moved its state of  incorporation  from Colorado
(with  500,000,000  shares of  common  stock  authorized,  $.0001  par  value) to
Nevada  (with  100,000,000  shares of common stock  authorized,  $.001 par value)
and changed its name to iDial Networks, Inc. (a Nevada corporation).

On August 7, 2000,  iDial acquired 100% of the stock of Whoofnet in exchange for the issuance of  approximately  19.8 million shares of iDial common stock with a fair market value of  $8,100,000.  The  acquisition  was accounted for using the purchase  method and  accordingly  the purchase  price has been allocated to the assets acquired  aggregating  $2,479,365 and the liabilities assumed aggregating
$104,353 based on their  estimated fair values at the date of  acquisition.  The excess  of  purchase  price  over the  estimated  fair  value of the net  assets acquired, totaling approximately $5.7 million, has been recorded as goodwill and was being  amortized  using the  straight-line  method over 5 years. In November
2001, the operations of Whoofnet were discontinued (Note 3).

On October 12, 2000 iDial  acquired  100% of the stock of 2Sendit in exchange for the  issuance of  approximately  8.4 million  shares of iDial common stock with a fair market value of  $1,968,959.  The  acquisition  was  accounted for using the purchase  method and  accordingly  the purchase  price has been  allocated to the assets  acquired  aggregating  $204,132 and the liabilities  assumed  aggregating
$166,468  based on their  estimated fair values at the date of  acquisition.  The excess of  purchase  price  over  their  estimated  fair  value of the net assets acquired,  totaling  approximately  $1.9  million,  has been recorded as goodwill and  is  being  amortized  using  the  straight-line  method  over 5  years.  The
operating   results  of  this   acquisition   are   included  in  the   Company's
consolidated results of operations from the date of acquisition.

2Sendit  provides a marketing  service by  advertising  the products and services through a variety  of media with a primary  focus on the use of fax mail,  direct mail and email.  In  addition  the Company  provides  ancillary  services,  which include  the  sales  of  mailing  lists,  and  consultation  services.

The  primary  customer  has  been  the  investment  market  but the  Company  has recently expanded its integration into the general business market.

Concentrations of Credit Risk

The Company  grants  credit in the normal  course of business to customers in the
United States.  The Company  periodically  performs  credit analysis and monitors the financial condition of its customers to reduce credit risk.

During the year ended December 31, 2001,  three  customers  accounted for 25% of total revenues.  At December 31, 2001, these same customers accounted for 79% of total  accounts  receivable.  Also during the year ended  December 31, 2001, one supplier accounted for 18% of total purchases and 22% of accounts payable.

Marketable Securities

The Company  classifies  its  investment  securities in one of three  categories:
trading,   available-for-sale,   or  held-to-maturity.   Trading  securities  are
bought and held  principally  for the  purpose of selling  them in the near term.
Held-to-maturity  securities  are those  securities  in which the Company has the ability and intent to hold the  security  until  maturity.  All other  securities
not   included   in   trading   or    held-to-maturity    are    classified    as
available-for-sale.

Held-to-maturity  securities  are  recorded at amortized  cost,  adjusted for the
amortization    or   accretion   of   premiums   or   discounts.    Trading   and
available-for-sale  securities  are  recorded at fair value.  Unrealized  holding gains and losses on trading  securities  are  included  in  earnings.  Unrealized holding  gains and losses on  available-for-sale  securities  are  excluded  from earnings and are reported as a separate  component of stockholder's  equity until realized.  Transfers  of  securities  between  categories  are  recorded  at fair value at the date of transfers.

Realized gains and losses for  securities  classified as  available-for-sale  and
held-to-maturity   are   recognized  in  earnings  upon  sale  or  redemption  at
maturity.  The specific  identification  method is used to determine  the cost of securities  sold.  Discounts  or premiums  are  accreted or  amortized  using the level-interest-yield  method to the  earlier of the call date or  maturity of the related held-to-maturity security.

Property and Equipment

Property and  equipment  is stated at cost.  Depreciation  is provided  utilizing the  straight-line  method  over the  estimated  useful  lives for owned  assets, ranging from 3 to 5 years or the lease term of the related asset.

Use of Estimates

The   preparation  of  financial   statements  in  conformity   with   accounting
principles   generally   accepted  in  the  United  States  of  America  requires
management to make  estimates and  assumptions  that affect the reported  amounts of assets and  liabilities,  disclosures of contingent  assets and liabilities at the date of the  financial  statements  and the reported  amounts of revenues and expenses  during the  reporting  period.  Actual  results could differ from those estimates.

Revenue Recognition

The  Company   sells  long  distance   service   through  a  network  of  various
distributors.  The consumer of the product receives a credit card  representing a
prepaid  set  of  minutes  allowing  them  access  to  long  distance   telephone
services.  In  addition  to a fixed  amount  of  time  allotted  to each  prepaid calling  card,  each  card has a three  month  life  before  the  unused  minutes
expire.   Revenue  is  initially   recognized  in  the  fiscal  period  when  the
individual  cards are used for  their  intended  purpose.  As cards  expire,  the balances of the  remaining  unused funds are  recognized as revenue in the period of expiration. Un-expired cards with balances are recorded as deferred revenue.

The Company  recognizes  revenue from its marketing  services,  when the services contracted  for are  completed.  In some  circumstances,  contracts  will require services to be performed  over a period of two months.  In those cases,  fees are specifically  identified with the various  services to be provided and revenue is recognized  as each of the  individual  tasks are  completed.  Funds  received as deposits from future services are recorded as deferred revenues.

Revenue  from product  sales are  recognized  when the products are shipped.  Due to the  nature  of the  product,  customers  are not  given  the  right to return product.  Therefore,  management  has  elected  not to allow  for a  reserve  for future returns.

Income Taxes

The  Company  recognizes  deferred  tax  liabilities  and  assets  based  on  the differences  between the tax basis of assets and  liabilities  and their reported amounts in the  financial  statements  that will result in taxable or  deductible amounts in future years.

Intangible Assets

Intangible  assets  consist of trademarks and goodwill from the purchase price of
2Sendit over net assets  acquired by the  Company.  These  amounts are  amortized over 5 years using the straight-line method.

Advertising Costs

The Company expenses advertising costs as incurred.

Basic and Diluted Earnings Per Common Share

In  accordance  with FAS 128,  basic  earnings per share are computed by dividing net income by the number of weighted  average  common shares  outstanding  during the year.  Diluted  earnings  per share is computed by dividing net income by the number of weighted average common shares outstanding  during the year,  including potential common shares, which consisted of debt convertible to common stock..

Recently Issued Accounting Pronouncements

In July 2001, the FASB issued SFAS Nos. 141 and 142 "Business  Combinations"  and
"Goodwill  and other  Intangible  Assets."  Statement  141  requires all business combinations  initiated  after  June  30,  2001 to be  accounted  for  using  the purchase  method.  Under the  guidance of  Statement  142,  goodwill is no longer subject to amortization  over its estimated  useful life.  Rather,  goodwill will be subject to at least an annual  assessment  for  impairment  by applying a fair value base  test.  Statement  142 is  effective  for  financial  statement  dates beginning  after  December 15,  2001.  The Company  anticipates  adoption of this statement  starting  January 2002.  The Company,  as required  under 142, will no longer  amortize  goodwill.  Goodwill  will be tested for  impairment at the time of adoption and on an annual basis.

Reclassifications

Certain  amounts  in  the  2000  consolidated  financial  statements  have  been reclassified to conform to the 2001 presentation.

Long-Lived Assets

The Company  reviews its  long-lived  assets for  impairment  whenever  events or changes in  circumstances  indicate that the carrying amount of the asset may not be  recovered.  The  Company  looks  primarily  to the  undiscounted  future cash
flows  in  its  assessment  of  whether  or  not  long-lived   assets  have  been
impaired.

Net Loss Per Share

The Company  computes net loss per share in  accordance  with the  provisions  of
Statement  of  Financial  Accounting  Standards  No.  128,  "Earnings  Per Share"
("SFAS 128").  Under the  provisions of SFAS 128,  basic earnings per share (EPS)
is  computed  by  dividing  the net loss from  operations  for the  period by the weighted  average  number of  shares  outstanding  for the  period.  Diluted  EPS reflects  the  potential  dilution  that could occur from common  stock  issuable through  stock based  compensation  including  stock  options,  restricted  stock
awards,   warrants  and  other  convertible   securities.   Diluted  EPS  is  not
presented since the effect is antidilutive.

Convertible Notes Payable

The Company accounts for convertible notes payable with  in-the-money  conversion features in accordance  with EITF 98-5,  accordingly,  the intrinsic value of the conversion feature is initially  recorded as an addition to  paid-in-capital  and a discount on the related  convertible  notes with the discount  being  amortized over the remaining  contractual  life of the  respective  note.  Any  unamortized discount  remaining  upon  conversion  prior to the stated  maturity  date of the note is immediately recognized as interest expense.

The  accompanying  financial  statements  have been  prepared on a going  concern
basis,   which   contemplates  the  realization  of  assets  and  liquidation  of liabilities in the ordinary course of business.

The Company has  suffered  recurring  losses  from  operations  and has a working capital  deficiency  of  approximately  $1.6 million at December  31,  2001.  The
Company's  financial  statements  have been prepared on the  assumption  that the
Company  will  continue as a going  concern.  Management  has  instituted  a cost reduction  program that includes a reduction of labor and fringe  benefit  costs.
In addition the Company has  consolidated  several of its  operations,  increased marketing  efforts  on its  product  lines,  adjusted  sales  prices  of  certain products  to  bring  them  in line  with  costs  and  negotiated  more  favorable contracts  to provide  services  at more  efficient  costs.  As a result of these efforts  management  believes  that  profitability  will be  achieved in the near
future.   If  the  actions  described  above  are  not  successful  in  achieving profitability or additional  financing  cannot be obtained,  the Company would be materially  and  adversely  affected  and there is  substantial  doubt  about the
Company's  ability to continue as a going  concern.  The financial  statements do not include any  adjustments  necessary if the Company becomes unable to continue operations for any reason.

Note 3 - Discontinued Operations

The  accompanying  consolidated  financial  statements  reflect  the  results of operations of Whoofnet as a  discontinued  business  segment.  The  discontinued
results of operations include those direct revenues and expenses of Whoofnet.

The  results of  operations  of the  Company's  discontinued  operations  are as follows:

                                                              For the Years Ended
                                                                 December 31,
                                                         --------------------------
                                                              2001          2000
                                                         ------------  ------------

Revenue                                                  $     95,768  $      7,492
Direct costs of services                                     (245,447)     (252,597)
                                                         ------------  ------------

Gross margin                                                 (149,679)     (245,105)
                                                         ------------  ------------

Selling, general and administrative                          (202,927)     (385,544)
Amortization of goodwill                                     (577,874)     (468,351)
                                                         ------------  ------------

Net loss                                                 $   (930,480) $ (1,099,000)
                                                         ============  ============

During the fourth  quarter of 2001,  the Company  wrote off  unrealizable  assets related to the discontinued operations in the amount of $6,628,152.

The assets consist of the following:

Current assets                                           $     93,200
Equipment and software                                      1,864,921
Goodwill                                                    4,670,031
                                                         ------------
Loss on disposal of the operations of Whoofnet.com, Inc.    6,628,152
Loss  from  operations  of   Whoofnet.com   through  the
disposal date                                                 930,480
                                                         ------------

Estimated loss on disposal of Whoofnet.com, Inc.         $  7,558,632
                                                         ============

Note 4 - Property and Equipment

Property and equipment consist of the following:
                                                                        December 31,
                                                                            2001
                                                                       -------------
Computer equipment                                                     $     591,034
Software                                                                      45,696
Network equipment                                                              7,264
Telephony equipment                                                          507,889
Equipment                                                                    180,621
Furniture and fixtures                                                        19,582
                                                                       -------------
                                                                           1,352,086
Less property, plant and equipment - accumulated depreciation               (860,245)
                                                                       -------------

                                                                       $     491,841
                                                                       =============

Note 5 - Line-of-Credit

                                                                        December 31,
                                                                            2001
                                                                       -------------

$20,000  line-of-credit,  2.5% of outstanding balance is payable monthly.  Interest  is at prime plus 6.5%  (12.25% at  December
 31, 2001). Guaranteed by the Company's President.                     $    (14,704)
                                                                       -------------

                                                                       $    (14,704)
                                                                       =============

Note 6 - Income Taxes

In  assessing  the  realizability  of deferred tax assets,  management  considers whether it is more likely  that some  portion or all of the  deferred  tax assets will not be  realized.  The  ultimate  realization  of  deferred  tax  assets  is dependent  upon the  generating  of future  taxable  income during the periods in which those temporary  differences  become deductible.  Management  considers the scheduled  reversal of deferred tax liabilities,  projected future taxable income and  projections  for  future  taxable  income  over the  periods  in  which  the deferred tax assets are deductible.  The net operating loss  carryforward  may be limited  due to a change in  ownership  of the  Company  after a  portion  of the losses were  incurred.  At this time,  management  has  concluded  that it is not likely the Company will realize the benefits of these  deductible  differences as there can be no assurance  that the Company will generate the  necessary  taxable income in any future periods.

The tax effects of temporary  difference  that give rise to significant  portions of deferred tax assets and liabilities at December 31, 2001 are as follows:

                                                                        December 31,
                                                                            2001
                                                                       -------------
Net operating loss carryforward                                        $   1,512,000
Depreciation and amortization                                               (230,000)
                                                                       -------------
Net deferred tax asset                                                     1,282,000
Valuation allowance                                                       (1,282,000)
                                                                       -------------

                                                                       $          -
                                                                       =============

Note 7 - Long-Term Debt

Long-term debt consists of:
                                                                        December 31,
                                                                            2001
                                                                       -------------

Note payable in monthly  installments of $795 including interest
 at 12.9% expiring May 2003.  Collateralized by equipment.             $      23,672

Convertible  note payable in the  principal  amount of $750,000, net proceeds of $610,250.  Convertible  into 17,688,679  shares of common  stock.  In  conjunction  with this Note the  Company issued  warrants  to the  purchaser  of the note to acquire and additional  166,666 shares of the Company's common stock.  Note is shown net of  unamortized  discount of $374,904  relating to
 the   intrinsic    value   of   the    in-the-money    feature.
 Collateralized  by Company stock.  Note accrues  interest at 8%
 per annum.                                                                  375,096
                                                                       -------------
                                                                             398,768
      Less current portion                                                    (7,342)
                                                                       -------------

                                                                       $     391,426
                                                                       =============

Maturities of long-term obligations are as follows:

                       Year Ending December 31,
                       ------------------------
                                 2002                                  $      7,342
                                 2003                                       391,426
                                                                       ------------

                                                                       $    398,768
                                                                       ============

Note 8 - Capital Leases

The Company has acquired  assets under the  provisions of long-term  leases.  For financial  reporting  purposes,  minimum  lease  payments  relating to the assets have been  capitalized.  The leases  expire in August 2003.  Amortization  of the leased property is included in depreciation expense.

The  assets  under  capital  lease  have  cost and  accumulated  amortization  as follows:

                                                                        December 31,
                                                                            2001
                                                                       -------------
                                                                       $     322,719
Less                                                                        (213,179)
                                                                       -------------

                                                                       $     109,540
                                                                       =============

Maturities of capital lease obligations are as follows:

                       Year Ending December 31,
                       ------------------------
                                 2002                                  $     58,451
                                 2003                                        24,354
                                                                       ------------
                                 Total minimum lease payments                82,805
                                 Amount representing interest               (24,116)
                                                                       ------------
                                 Present value of net minimum lease
                                 payments                                    58,689
                                 Less current portion                       (40,855)
                                                                       ------------

                                 Long-term capital lease obligation    $     17,834
                                                                       ============

Note 9 - Commitments and Contingencies

Operating Leases

The Company  leases  facilities,  equipment  and  vehicles  under  non-cancelable operating leases.

Rent expense for these leases was:

                       Year Ending December 31,
                       ------------------------

                                 2001                                  $      91,989
                                 2000                                  $     156,150

Future minimum lease payments under these leases are approximately as follows:

                       Year Ending December 31,
                       ------------------------
                                 2002                                  $      51,563
                                 2003                                         33,656
                                                                       -------------

                                                                       $      85,219
                                                                       =============

Note 10 - Stockholders' Equity

Warrants

On July 6, 2001, in  conjunction  with the issuance  convertible  notes  payable, executed  on that date,  the  Company  issued  warrants  for the  purchase of the
Company's  common  stock.  Warrants  issued  under  the plan  vest on the date of execution  of the  agreement.  A total of  166,666  shares  of  common  stock are authorized for issuance under the plan.

The fair value of the  warrants  were  estimated to be  approximately  $12,000 on
the  date  of  grant  utilizing  the  Black-Scholes   model  with  the  following
assumptions:  expected life of 5 years,  374.77%  volatility,  risk-free  rate of
5.5% and a 0.00% yield.

The following table presents the activity for warrants outstanding:

                                                                          Weighted
                                                                           Average
                                                            Number of     Exercise
                                                            Warrants        Price
                                                         ---------------------------

Outstanding - December 31, 1999                                     -  $          -
Issued                                                              -             -
Forfeited/canceled                                                  -             -
Exercised                                                           -             -
                                                         ---------------------------

Outstanding - December 31, 2000                                     -             -
Issued                                                         166,666          0.06
Forfeited/canceled                                                  -             -
Exercised                                                           -             -
                                                         ---------------------------

Outstanding - December 31, 2001                                166,666 $        0.06
                                                         ===========================

All of the  outstanding  warrants  are  exercisable  and have a weighted  average remaining contractual life of 4.52.

Note 11 - Shareholder Advances

The Company received loans from  stockholders to fund  operations.  The loans are interest  bearing  at 7% per  annum  and are  convertible  at the  option  of the stockholders  into  restricted  common stock at the current market price less 20%
at the time of  conversion.  As of December 31, 2001 the loans from  stockholders totaled  $1,527,399.  The debt has been  classified as short-term at December 31,
2001 since the  stockholders  have entered into an  agreement  that  requires the
Company  to  convert  the  obligation  into  equity  securities  or to repay such obligation by June 1, 2002.

Note 12 - Segment Information

The  Company  has three  principal  operating  segments  which are (1)  providing
Internet-based  voice  telecommunication  to  customers  around  the  world,  (2)
providing a marketing  service for various  businesses  and (3)  marketing a next generation  Internet  company  designed for direct  selling to the general public through an internet  portal.  These  operating  segments were based on the nature of the  product  and the  services  offered.  Operating  segments  are defined as components  of an  enterprise  about  which  separate  financial  information  is available that is evaluated  regularly by the chief operating  decision-maker  in deciding how to allocate  resources and in assessing  performance.  The Company's chief executive  officer and chief financial  officer have been identified as the chief  decision-makers.  The Company's chief operating decision makers direct the allocation  of resources to operating  segments  based on the  profitability  and cash flow of the respective segments.

The Company has determined  that there are two reportable  segments (1) providing
Internet-based  voice  telecommunication  to  customers  around the world and (2)
providing a marketing service for various  businesses.  The other segment was not reported because it does not meet any of the  quantitative  thresholds under SFAS
No. 131 "Disclosures about Segments of an Enterprise and Related Information".

The  accounting  policies of the segments are the same as those  described in the
Summary of significant accounting policies.

The  following  table  summarizes  the  Company's   revenues  for  the  different
reportable segments:

                                      Internet Based
                                          Voice            Marketing
Year Ended December 31, 2001         Telecommunications    Services        Total
----------------------------         -----------------------------------------------

Net sales from external customers    $       3,857,680 $   1,871,606  $   5,729,286
Gross profit                         $         910,755 $     220,335  $   1,131,090
Net operating loss                   $     (1,828,147) $      57,335  $ (1,770,812)
Interest expense                     $         701,597 $       1,723  $     703,320
Depreciation and amortization        $         704,717 $      54,644  $     759,361
Total assets                         $       2,432,169 $     330,475  $   2,762,644
Capital expenditures                 $         239,510 $     115,432  $     354,942

Year Ended December 31, 2000
----------------------------
Net sales from external customers    $       1,728,562 $      66,965  $   1,795,527
Gross loss                           $        (78,304) $      50,731  $    (27,573)
Net operating loss                   $     (7,869,664) $   (146,832)  $ (8,016,496)
Interest expense                     $         155,859 $         771  $     156,630
Depreciation and amortization        $         617,698 $      11,089  $     628,787
Total assets                         $       2,799,353 $     244,760  $   3,044,113
Capital expenditures                 $          26,700 $          -   $      26,700

Note 13 - Litigation

In April  2002,  the  Company  instituted  legal  proceeding  against the former
Whoofnet, Inc. The Company alleges that Whoofnet, Inc. violated certain terms of the merger and Acquisiton Agreement dated August 7, 2000 and are seeking damages resulting from those violations. No prediction as to its outcome can be made.

Note 14 - Subsequent Events

In February  through April of 2002 the Company issued  3,420,000 shares of common stock in partial payment of convertible notes payable.

On  February  28,  2002 the  Company  issued  14,377,000  shares of common  stock related  to  services  performed  in 2001.  The  fair  value  of the  shares  was determined  to be  approximately  $381,000.  This  amount is  included in accrued expenses as of December 31, 2001.

On  March  7,  2002  the  Company  entered  into a  three  year  contract  with a telephone  company for the  purchase of phone  service for resale.  The  contract requires  that the  Company  purchase  $5,400,000  in phone  service  during  the length  of the  contract.  If this  commitment  is not met  the  Company  will be liable for the  difference  between  service  purchased and the total  contracted amount.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Our Articles of  Incorporation,  as amended,  provide to the fullest extent permitted  by Nevada law,  our  directors  or officers  shall not be  personally liable to us or our  shareholders  for damages for breach of such  director's or officer's  fiduciary  duty.  The effect of this  provision  of our  Articles  of
Incorporation,  as  amended,  is to  eliminate  our right  and our  shareholders
(through  shareholders'  derivative  suits on behalf of our  company) to recover damages  against a director or officer for breach of the fiduciary  duty of care as a director or officer (including breaches resulting from negligent or grossly negligent  behavior),  except under certain  situations  defined by statute.  We believe that the indemnification provisions in its Articles of Incorporation, as amended,  are necessary to attract and retain qualified persons as directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors,  officers and controlling  persons of the registrant pursuant to the foregoing  provisions,  or otherwise,  the registrant has been advised that in the opinion of the Securities  and Exchange  Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore,  unenforceable. In the event that a claim for indemnification against such  liabilities  (other than the payment by the registrant of expenses incurred or paid by a director,  officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director,  officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been  settled by  controlling  precedent,  submit to a court of  appropriate jurisdiction the question whether such  indemnification  by it is against public policy as  expressed  in the  Securities  Act and will be  governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following  table sets forth an itemization  of all estimated  expenses, all of which we will pay, in connection  with the issuance and  distribution  of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC Registration fee                       $     288.42
Accounting fees and expenses                  10,000.00*
Legal fees and expenses                       35,000.00*
Miscellaneous                                  4,711.58
                                            -----------
                                    TOTAL  $  50,000.00*
                                            ===========

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

Private Placements of Common Stock and Warrants for Cash

     We sold common stock for cash at the prices and during the periods provided as follows

o    during the third quarter of 2000,  one purchaser  bought 10,000 shares at a price of $0.75 per share.

Sales of Debt and Warrants for Cash

     A convertible note was issued to Laurus Master Fund, Ltd. during the second quarter of 2001. The note was in the aggregate principal amount of $750,000. The note was  convertible  into common stock at a  conversion  price of the lower of
$0.0424 or 80% of the average of the three lowest  closing  prices of the common stock for the thirty trading days immediately  preceding the conversion date. In addition,  this same  purchaser  received  166,666  warrants to purchase  common stock.  The convertible note is no longer  outstanding.  The 166,666 warrants to purchase common stock are outstanding.

     To obtain funding for its ongoing  operations,  the Company  entered into a
Securities Purchase Agreement with the selling  stockholders on February 6, 2003 for the sale of (i) $750,000 in  convertible  debentures  and (ii) a warrants to buy 2,250,000 shares of our common stock. The investors are obligated to provide the Company with the funds as follows:

o     $250,000 was disbursed on February 6, 2003;

o    $250,000  will be  disbursed  within  five  business  days of  filing  this prospectus with the SEC; and

o    $250,000 will be disbursed  within five  business  days of this  prospectus being declared effective by the SEC.

     Accordingly,  we  have  received  a  total  of  $250,000  pursuant  to  the
Securities Purchase Agreement.

The debentures  bear interest at 12%, mature one year from the date of issuance, and are  convertible  into our common stock,  at the investors'  option,  at the lower of (i)  $0.05 or (ii) 50% of the  average  of the  three  lowest  intraday trading  prices for the common  stock on a  principal  market for the 20 trading days before but not including the conversion  date. The full principal amount of the  convertible  debentures are due upon default under the terms of convertible debentures.  In addition,  we have granted the investors a security  interest in substantially  all of our  assets and  intellectual  property  and  registration rights.  The warrants are exercisable until five years from the date of issuance at a purchase price of $0.05 per share. In addition the warrants  exercise price gets adjusted in the event we issue common stock at a price below  market,  with the exception of any securities issued as of the date of this warrant.

Issuances of Stock for Services or in Satisfaction of Obligations

     In December  1999, we issued  30,930,000  shares of our common stock to the shareholders of Woodcom International Inc. in connection with the acquisition of
Desert Springs.

     In  December  1999,  we  issued  5,085,000  share  of our  common  stock in connection with the acquisition of Desert Springs

     In June 2000,  we issued 40,000  shares of our  restricted  common stock to
InsiderStreet.com, Inc. as a retainer for consulting services.

     In  August  2000,  we  issued  19,787,000  shares  of our  common  stock in connection  with the  acquisition  of 100% of the  outstanding  common  stock of
Whoofnet.com, Inc.

     In  November  2000,  we  issued  8,399,994  shares of our  common  stock in connection  with the  acquisition  of 100% of the  outstanding  common  stock of
2sendit.com, Inc.

*    All of the above  offerings  and sales were deemed to be exempt  under rule
     506 of  Regulation D and Section  4(2) of the  Securities  Act of 1933,  as
     amended.  No advertising or general  solicitation  was employed in offering the  securities.  The offerings and sales were made to a limited  number of persons, all of whom were accredited investors,  business associates of the
     Company or executive  officers of the Company,  and transfer was restricted by the Company in accordance with the requirements of the Securities Act of
     1933. In addition to representations by the  above-referenced  persons,  we have  made  independent  determinations  that  all of the  above-referenced persons were  accredited  or  sophisticated  investors,  and that they were capable of  analyzing  the merits and risks of their  investment,  and that they understood the speculative  nature of their  investment.  Furthermore, all of the  above-referenced  persons  were  provided  with  access  to our
     Securities and Exchange Commission filings.

     Except as expressly set forth above,  the  individuals and entities to whom we issued securities as indicated in this section of the registration  statement are unaffiliated with the Company.

ITEM 27. EXHIBITS.

     The following  exhibits are included as part of this Form SB-2.  References to "the  Company"  in this  Exhibit  List mean iDial  Networks,  Inc.,  a Nevada corporation.

Exhibit
-------
 No.        Description
----        -----------

2.1         Plan of Reorganization, dated November 30, 1999 (1)
2.2         Agreement and Plan of Reorganization, dated October 12, 2002 (2)
3.1         Certificate of Incorporation of iDial (3)
3.2         Bylaws of iDial (4)
4.1         Convertible Note issued to Laurus Master Fund dated
            July 6, 2001(5)
4.2         Warrant issued to Laurus Master Fund dated July 6,
            2001(5)
4.3         Security Agreement dated July 6, 2001 (5)
4.4         Common Stock Purchase Warrant with AJW Offshore, Ltd. dated February 6, 2003.
4.5         Common Stock Purchase Warrant with AJW Partners, LLC. dated February 6, 2003.
4.6         Common Stock Purchase Warrant with AJW Qualified Partners, LLC. dated February 6, 2003.
4.7         Convertible Debenture with AJW Offshore, Ltd. dated February 6, 2003.
4.8         Convertible Debenture with AJW Partners, LLC. dated February 6, 2003.
4.9         Convertible Debenture with AJW Qualified Partners, LLC. dated February 6, 2003.
4.10        Securities Purchase Agreement for the $750,000 financing entered on February 6, 2003.
4.11        Security Agreement dated February 6, 2003.
4.12        Intellectual Property Security Agreement dated February 6, 2003.
4.13        Registration Rights Agreement dated February 6, 2003.
4.14        Guaranty and Pledge Agreement by Mark T. Wood dated February 6, 2003.
4.15        Note Purchase Agreement entered between iDial Networks, Inc. and Mark Wood dated March 31, 2000.
4.16        Convertible Promissory Note with Mark Wood dated March 31, 2000.
4.17        Amendment No. 1 to the Note Purchase Agreement dated February 4, 2003.
5.1         Opinion of Sichenzia Ross Friedman Ference LLP (5)
10.1        Subscription Agreement between iDial and Laurus Master
            Fund dated July 6, 2001(5)
16.1        Letter on Change in Certifying Accountant(6)
23.1        Consent of Ehrhardt Keefe Steiner & Hottman PC
23.2        Consent of Kenneth Lieberman CPA, PA
23.3        Consent of legal counsel (see Exhibit 5).

(1)  Incorporated  by reference to the Company's  Form 8-K filed on December 20,
     1999
(2)  Incorporated by reference to the Company's Form 8-K on October 12, 2000
(3)  Incorporated by reference to the Company's Form 10-SB on April 13, 2000
(4)  Incorporated by reference to the Company's Form 8-K filed on August 2, 2001
(5)  Incorporated by reference to the Company's Form SB-2 filed on July 17, 2001
(6)  Incorporated by reference to the Company Form 8-K filed on April 5, 2002.

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1)  File,  during  any  period  in which  offers or sales  are  being  made,  a post-effective amendment to this registration statement to:

     (i)  Include any prospectus  required by Section 10(a)(3) of the Securities
          Act of 1933, as amended (the "Securities Act");

     (ii) Reflect in the prospectus any facts or events which,  individually  or together,  represent a fundamental  change in the  information  in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any  deviation  from  the low or  high  end of the  estimated  maximum offering  range may be reflected in the form of prospectus  filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate,  the changes in volume and price represent no more than a 20% change in the maximum aggregate  offering price set forth in the
          "Calculation of Registration Fee" table in the effective  registration statement, and

     (iii)Include any additional or changed material  information on the plan of distribution.

(2)  For   determining   liability   under  the   Securities   Act,  treat  each
     post-effective  amendment as a new registration statement of the securities offered,  and the offering of the securities at that time to be the initial bona fide offering.

(3)  File a  post-effective  amendment  to remove from  registration  any of the securities that remain unsold at the end of the offering.

(4)  For purposes of determining  any liability  under the Securities Act, treat the information  omitted from the form of prospectus  filed as part of this registration  statement in reliance  upon Rule 430A and contained in a form of prospectus filed by the registrant  pursuant to Rule 424(b)(1) or (4) or
     497(h) under the Securities Act as part of this  registration  statement as of the time it was declared effective.

(5)  For  determining  any  liability  under  the  Securities  Act,  treat  each post-effective  amendment  that  contains  a form  of  prospectus  as a new registration  statement  for the  securities  offered  in the  registration statement,  and that offering of the securities at that time as the initial bona fide offering of those securities.

     Insofar as indemnification for liabilities arising under the Securities Act may  be  permitted  to  directors,  officers  and  controlling  persons  of  the registrant pursuant to the foregoing  provisions,  or otherwise,  the registrant has been advised that in the opinion of the Securities  and Exchange  Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event  that a claim for  indemnification  against  such  liabilities
(other than the  payment by the  registrant  of  expenses  incurred or paid by a director,  officer or  controlling  person of the  registrant in the  successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling  person in connection with the securities being  registered,  the registrant  will,  unless in the  opinion  of its  counsel  the  matter has been settled by controlling precedent,  submit to a court of appropriate jurisdiction the question  whether such  indemnification  by it is against  public  policy as expressed in the Securities  Act and will be governed by the final  adjudication of such issue.

                                   SIGNATURES

     In accordance  with the  requirements  of the  Securities  Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the  requirements  of filing on Form SB-2 and  authorizes  this  registration statement to be signed on its behalf by the undersigned,  in the City of Denver,
State of Colorado, on February 11, 2003.

                              IDIAL NETWORKS, INC.

By: /s/ Mark T. Wood
    ---------------------------------------
    Mark T. Wood, Chairman

     In accordance  with the  requirements  of the Securities Act of 1933,  this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE                                         TITLE                                    DATE

By/s/ Mark T. Wood               Chairman of the Board and CEO      Date: February 11, 2003
  ----------------
Mark T. Wood

By/s/ Klaus Scholz               Chief Operating Officer and        Date: February 11, 2003
  ----------------
Klaus Scholz                     Director

By/s/ Edward Janusz              Director                           Date: February 11, 2003
  -----------------
Edward Janusz

By/s/ Gerald Lesher              Director                           Date: February 11, 2003
  -----------------
Gerald Lesher

/s/Thomas G. Seifert             Principal Accounting Officer       Date: February 11, 2003
   -----------------
Thomas G. Seifert                and Chief Financial Officer